Exhibit 10.9

LEASE AGREEMENT

This Lease Agreement (“Lease”) dated May 15, 2001, is between Mountain Creek Resort, Inc., formerly known as Great Gorge Resort, Inc., a New Jersey corporation, with its principal place of business at 200 Route 94, Vernon, NJ 07462 (“Landlord”), and N-Ovation Park Management, Inc., a Delaware corporation, with its principal place of business at 50 North Laura Street, Suite 2600, Jacksonville, FL 32202 (“Tenant”). Tenant is a direct wholly-owned subsidiary of Alfa SmartParks, Inc., a Delaware corporation (“Alfa”). Landlord and Tenant are each sometimes referred to in this Lease individually as a “Party” and collectively as the “Parties.”

RECITALS

A.                                         Landlord owns and leases certain real property (the “Overall Resort Property”), commonly known as “Mountain Creek,” located in the Township of Vernon, County of Sussex, State of New Jersey, at which Landlord currently operates a ski resort and a water park, and within which Landlord is currently developing resort real estate.

B.                                           That portion of the Overall Resort Property consisting of the water park, including water rides and amusements, as it is presently existing, is hereinafter referred to as the “Water Park.” That portion of the Overall Resort Property on which Landlord now or hereafter operates its ski operations is hereafter referred to as the “Ski Operation Property.”

C.                                           As part of the Overall Resort Property, Landlord owns certain property in fee simple, and Landlord leases certain property by virtue of that certain Lease Agreement, dated November 1, 1997, between Kellam Associates, Inc. and Angel Projects, Inc. (the “Kelley Lease”), on which the Water Park is located.  The fee and leased real property on which the Water Park is located shall hereinafter be referred to as the “Real Property” and is depicted on Exhibit A.

D.                                          Certain improvements have been constructed on the Real Property that are used in connection with the operation of the Water Park (the “Improvements”). The Real Property and the Improvements are sometimes collectively referred to herein as the “Water Park Property”.

E.                                            Landlord owns certain additional real property in fee simple, consisting of a parking lot, ticket booths, point of entry into the Water Park and certain other facilities that Landlord requires use of in connection with its operation of the Overall Resort Property and that Tenant requires use of in connection with its operation of the Water Park (the “Shared Facilities”), which Shared Facilities are the subject of the Shared Facilities License Agreement in the form attached as Exhibit B (the “Shared Facilities License Agreement”).

Landlord desires to lease the Water Park Property to Tenant and grant Tenant the right to use the Shared Facilities, upon and subject to the terms and conditions described herein.

NOW THEREFORE, for adequate consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree that the foregoing Recitals are true and correct and express their intention to be bound by them, and the Parties farther agree as follows:

1.                                             Definitions and Interpretation.  In this Lease, except as otherwise expressly provided or unless the context otherwise requires, (a) the words used herein shall have the meanings assigned to them in Exhibit C; (b) all references to Articles, Sections, Exhibits or Schedules are deemed references to Articles, Sections, Exhibits or Schedules respectively of this Lease; (c) words importing the singular only also include the plural and vice versa where the context requires; (d) the headings are for convenience only and are not intended as a guide to interpretation of this Lease or any portion thereof; (e) the word “including”, when following any general statement or term, is not to be construed as limiting the general statement or term to the specific items or matters set forth or to similar items or matters, but rather as permitting the general statement or term to refer to all other items or matters that could reasonably fall within its broadest possible scope; and (f) words importing the masculine gender include the feminine or neuter, words in the singular include the plural, words importing a corporate entity include individuals, and vice versa.

2.                                             Leased Property.  Subject to and upon the terms and conditions of this Lease, Landlord does hereby lease to Tenant and Tenant does hereby rent from Landlord all of Landlord’s right, title, and interest in and to the Water Park Property. Included as part of the Base Rent and at no additional cost to Tenant, Tenant and its agents, employees and invitees are hereby granted a nonexclusive license to use the Shared Facilities upon the terms and conditions of the Shared Facilities License Agreement, a form of which is attached as Exhibit B hereto.

3.                                       Use of the Property.

3.1                                 Water Park. This Lease permits the use of the Water Park Property only for the operation of services and facilities customarily found at a water park facility and for no other purpose and does not include or permit the operation of any other services or businesses by Tenant beyond such use without the prior written approval of Landlord. Tenant shall not permit or cause to be conducted in or on the Water Park Property, any activity that constitutes a nuisance or unreasonably interferes with Landlord’s ownership and operation of the Overall Resort Property or any activity that subjects Landlord to any liability or responsibility for injury to any person or damage to any property. Landlord shall not permit or cause to be conducted in or on the Overall Resort Property, any activity that unreasonably interferes with Tenant’s operation of the Water Park Property or any activity that subjects Tenant to any liability or responsibility for injury to any person or damage to any property.

3.2                                 Landlord’s Right of Entrance. As long as Landlord does not unreasonably interfere with the exercise of the rights of Tenant under this Lease, provides reasonable notice and has received Tenant’s consent (which will not be unreasonably withheld), Landlord may enter upon and use the Water Park Property at any time (a) to inspect the operation of Tenant’s business, the maintenance of Tenant’s Property and Tenant’s compliance with the terms of this Lease; (b) to maintain Landlord’s property; (c) for any other purpose in connection with the operation of Landlord’s business; and (d) after consulting with Tenant with respect to any plans and giving consideration to any suggestions of Tenant, Landlord may permit third parties to use the Water Park Property for purposes associated with Landlord’s business from time to time, provided that such uses do not unreasonably interfere with the exercise of the rights of Tenant under this Lease.

3.3                                 Tenant’s Right of Entrance. If, from time to time, Tenant requires access to any of Landlord’s property that is adjoining the Water Park Property in connection with Tenant’s business of operating or maintaining the Water Park, Tenant shall provide Landlord with written notice stating the reason Tenant desires such access. If Landlord consents, such consent not to be unreasonably withheld, Tenant shall have reasonable access to such property; on the conditions that (a) Tenant holds harmless and indemnifies Landlord for any liabilities, losses or claims resulting from any activities on Landlord’s property and (b) such activities shall be at Tenant’s sole cost and expense.

4.                                       Term.

4.1                                 Term. The term of this Lease (“Term”) will commence at 12:01 a.m. on May 16, 2001 (the “Commencement Date”), and terminate at 12:00 midnight on September 30, 2030, and shall only run from April 1st to September 30th of each year; provided that in 2001, the Term shall run from the Commencement Date until September 30, 2001. Landlord retains the right to use the Water Park Property during the rest of the year; on the condition that with Landlord’s prior written consent, on a case-by-case basis, Tenant shall also have the right to enter the Water Park Property at other times during the year for activities in connection with the Water Park.

4.2                                 Tenant’s Right to Terminate After First Season of Operation. Tenant shall have the right to terminate this Lease, in Tenant’s sole and absolute discretion, by delivering written notice of its desire to terminate to Landlord on or before November 15, 2001. Any such termination of this Lease pursuant to this Section 4.2 shall be effective as of December 31, 2001. In the event of such termination, Landlord shall reimburse to Tenant within ninety (90) days after the effective date of such termination up to $500,000 of capital costs and mobilization expenses actually incurred by Tenant during the period prior to such termination.  Any such reimbursement shall be conditioned on Tenant providing evidence reasonably substantiating such costs and expenses; provided that Landlord shall have no obligation to reimburse any single expenditure in excess of $50,000 unless Landlord was given at least 48 hours prior notice and an opportunity to review, discuss with Tenant and approve such expenditure, such approval not to be unreasonably withheld.

4.3                                 Improvement Extension Term. If, during the last five years of the Term, Tenant (with Landlord’s prior written consent) makes Tenant Improvements to the Water Park Property in excess of $750,000, the Term automatically shall be extended for a period of (a) an additional five years from the date of the completion of such Tenant Improvements or (b) five years from the date of the expiration of the Term, whichever is shorter (the “Improvement Extension Term”). All provisions of this Lease shall continue to apply during the period of the Improvement Extension Term, including Rent, which shall continue to be payable in the same manner as Rent was required to be paid during years 2 through 30 of the Term.

5.                                             Rent.                    Tenant covenants and agrees to pay to Landlord rent in an amount as determined in accordance with the following provisions (collectively, “Rent”):

5.1                                 Base Rent.  Tenant shall pay as base rent (“Base Rent”) for the Term, and to the extent applicable, the Improvement Extension Term, the following, payable annually on or before October 31st of each year in accordance with an officer’s certification from Tenant of Gross Revenues for such year; provided, however, that an estimated payment based upon Gross Revenues (also based upon an officer’s certification from Tenant) through the last full week of August of each year shall be due and payable on September 30th of such year. Notwithstanding the foregoing, however, the Base Rent for the 2001 season shall be due and payable on January 15, 2002, and shall be based on an officer’s certification of EBITDA from Tenant:

Year	Rate
Year 1

Fifty percent of the positive EBITDA for year ended December 31, 2001, due and payable by January 15, 2002. In the event EBITDA is negative, no rent shall be owed by Tenant to Landlord, and Landlord shall reimburse to Tenant no later than January 15, 2002, an amount equal to 50% of the negative EBITDA.

Years 2-30, and for each of the years comprising the Improvement Extension Term, if any.

3.5% of Gross Revenues up to $4,000,000; 4.75% of Gross Revenues from $4,000,001 to $6,000,000; 5.5% of Gross Revenues from $6,000,001 to $7,000,000; 7% of Gross Revenues from $7,000,001 to $8,000,000; 8% of Gross Revenues from $8,000,001 to $9,000,000; 9% of Gross Revenues from $9,000,001 to $10,000,000; and 10% of Gross Revenues above $10,000,000.

5.2                                 Additional Rent for Rent Under Kelley Lease. For each year during the Term (including the first year), on or before January 15th of such year (commencing on January 15, 2002), Tenant agrees to pay to Landlord as additional rent, fifty percent (50%) of all amounts actually paid by Landlord as Annual Rent (as such term is defined in the Kelley Lease), to the extent such payments of Annual Rent were attributable to the immediately preceding calendar year. Tenant acknowledges receipt of the Kelley Lease. In order to receive payment under this Section 5.2, Landlord shall provide adequate documentation reasonably substantiating the amount that Landlord actually paid in Annual Rent for which Landlord is seeking payment hereunder. In addition, Tenant also is required to reimburse Landlord for certain real property taxes paid by Landlord under the Kelley Lease pursuant to Section 14 hereof.  The parties expressly agree that Tenant’s obligation to pay 50% of the Annual Rent under the Kelley Lease shall be adjusted, in an equitable manner as may be reasonably agreed upon between the parties, if Landlord at any time engages in any profit making activities on any portion of the real property that is subject to the Kelley Lease in a different and inconsistent manner than Landlord is conducting activities on such property as of the date hereof.

5.3                                 Late Penalty. If any installment of any required payment (including Rent) is not paid by Tenant within ten (10) days after the date it is due, then interest shall accrue from the original due date on the unpaid installment at the then current prime rate of National Community Bank of New Jersey (or its successors) during the first 30 days from said due date and at such prime rate plus 3% thereafter.

5.4                                 Right to Audit. Landlord shall have the right to request a full audit of Tenant’s financial records as they relate to the determination of Gross Revenues (or EBITDA, if such audit includes the first lease year) relating to Tenant’s operation of the Water Park once every three years (which audit shall apply to the immediately preceding three seasons). The audit shall be conducted by an auditor of Landlord’s choosing and all fees and expenses associated with such audit shall be the responsibility of Landlord; provided, however, that if any such audit determines that Tenant underpaid its Base Rent by more than $50,000 in any one of the seasons subject to such audit, all of such audit fees and expenses shall instead be the sole the responsibility of Tenant. In the event the audit determines there has been any underpayment or overpayment for any of the years subject to the audit, Landlord or Tenant, as appropriate, shall promptly, but in no case more than thirty (30) days after such audit is finalized, make a cash payment to the other party in the amount of such underpayment or overpayment as determined by the audit, as the case may be.

6.                                             Landlord’s Deliveries. Landlord shall deliver the following items to Tenant on or before July 31, 2001, which items are intended to enable Tenant to make its decision whether or not to exercise its right to terminate the Lease on or before November 15, 2001 pursuant to Section 4.2.

6.1                                 Title Commitment and Title Policy. Landlord will furnish to Tenant, at Landlord’s expense, an ALTA Form commitment of title insurance (the “Title Commitment”), committing to insure the leasehold interest of Tenant granted herein subject to the encumbrances, covenants, conditions and restrictions set forth as exceptions to title in such Title Commitment. If, and only if, Tenant does not exercise its right to terminate the Lease on or before November 15, 2001, pursuant to Section 4.2, Landlord shall promptly thereafter deliver to Tenant, at Landlord’s expense, an ALTA title insurance policy (the “Title Policy”), in the form of the Title Commitment, in the amount of $1,500,000, insuring Tenant’s leasehold interest.

6.2                                 Survey. Landlord will furnish to Tenant a current “as built” survey (the “Survey”) covering the Real Property, certified by a Registered Land Surveyor reasonably acceptable to Tenant. Such Survey will be in a form sufficient to allow the company issuing the Title Commitment and the Title Policy (“Title Company”) to delete the standard printed survey exceptions in the Title Policy and will show the following: (a) the location of the improvements located on the Real Property and all streets and easements on or contiguous to the Real Property; (b) the points of access to all public streets and any limitations to such access; (c) any encroachments on any of the Real Property by adjoining property owners or any protrusions of the improvements located on the Real Property on adjoining property; and (d) any applicable building setback lines and a certificate by the surveyor that no portion(s) of the improvements located on the Real Property protrude beyond any building setback lines.

6.3                                 Phase I Environmental Assessment.  Landlord shall have prepared and furnish to Tenant a current Phase I environmental assessment of the Real Property, in a form which meets the Preliminary Assessment/Site Evaluation Requirements of the Technical Requirements for Site Remediation, NJAC 7:26E-1-1 et. seq.

6.4                                 Unrecorded Claims. Landlord shall deliver to Tenant an affidavit of Landlord in form reasonably satisfactory to Tenant and the Title Company, certifying that as of the date of the affidavit, to the extent true, there are no rights which could give rise to laborers’, mechanics’ or materialmen’s liens or other unrecorded claims against any portion of the Real Property.

7.                                       Landlord’s Representations and Warranties.  Landlord hereby represents and warrants to Tenant that as of the date hereof:

7.1                                 Existence. Landlord is a New Jersey corporation, duly organized, existing, in good standing and qualified to do business under the laws of the State of New Jersey, and Landlord has full power and authority to lease and improve the Water Park Property and to comply with the terms of this Lease.

7.2                                 Authority. The execution and delivery of this Lease by Landlord and the consummation by Landlord of the transaction contemplated herein are within Landlord’s capacity and all requisite action has been taken to make this Lease valid and binding on Landlord in accordance with its terms.

7.3                                 No Legal Bar.  The execution by Landlord of this Lease and the consummation by Landlord of the transactions contemplated herein does not and will not (a) result in a breach of any of the provisions of, or constitute a default or a condition which on giving of notice or lapse of time or both would ripen into a default under any indenture, agreement, instrument or obligation to which Landlord is a party or by which any portion of the Water Park Property is bound; or (b) constitute a violation of any order, rule or regulation applicable to Landlord or any portion of the Water Park Property or the Shared Facilities, of any court or any administrative agency or other governmental body having jurisdiction over Landlord or any portion of the Water Park Property or the Shared Facilities.

7.4                                 No Default.  Landlord is not in default under any indenture, mortgage, deed of trust, loan agreement, or other agreement that might materially and adversely affect any portion of the Water Park Property and which relate to or are secured by the Water Park Property or the Shared Facilities. Neither Landlord nor the Water Park Property (or the Shared Facilities) is subject to any agreement, restriction, requirement, regulation or any order or decree of any court or governmental agency which might materially and adversely affect operation of any portion of the Water Park Property.

7.5                                 Title. Landlord has good and marketable title to that portion of the Real Property that Landlord owns in fee simple, together with the Improvements, free and clear of all liens, encumbrances and restrictions of any kind, except those matters as may be set forth in the Title Commitment.

7.6                                 Leasehold Interest. Landlord is the lessee of a valid and enforceable lease concerning the property subject to the Kelley Lease and has an interest in the property sufficient to permit Landlord to sublease the property subject to the Kelley Lease to Tenant under the terms and conditions stated herein.

7.7                                 No Restrictions on Use. To Landlord’s knowledge (it being acknowledged by Tenant that Landlord is not aware of what the Title Commitment or Survey may disclose), there are no encroachments, easements or restrictions which would prohibit or limit the use of the Water Park Property as a water park facility or the Shared Facilities in the manner that they are currently being used by Landlord. Landlord agrees to reimburse and hold Tenant harmless from all damages and expenses which Tenant may suffer by reason of any encroachments, encumbrances, or defects in such title now in existence, except as shall be identified and disclosed to Tenant in the Title Commitment and the Survey. If Landlord fails or refuses to correct any such title defect which would render the Real Property or the Improvements unsuitable for Tenant’s intended use as a water park on or before November 1, 2001, Tenant shall have the right to terminate this Lease and receive payment as calculated in Section 4.2, as its sole and exclusive remedy hereunder.

7.8                                 Litigation.  There are no actions, suits, proceedings or investigations pending or, to the knowledge of Landlord, threatened against Landlord affecting any portion of the Water Park Property (or Shared Facilities), at law or in equity, that could reasonably be expected to have a material adverse effect on Tenant’s operation of the Water Park. Neither Landlord nor the Water Park Property (or Shared Facilities) is subject to any judgment, decree, injunction, rule or order of any court or governmental body that could reasonably be expected to have a material adverse effect on the operation of the Water Park.

7.9                                 Financial Information.  Landlord has delivered to Tenant financial information regarding the Water Park, which financial information is attached as Schedule 7.9 (“Financial Information”).  Such Financial Information and notes thereto fairly present the financial condition and the results of operations, changes in stockholder equity, and cash flow of the Water Park Property as of the respective dates of and for the periods referred to in such Financial Information, all in accordance with generally accepted accounting principles, and the Financial Information reflects the consistent application of such accounting principles throughout the periods involved. Landlord warrants that the Financial Information is true and accurate in all material respects, as of the date made and as of the date of this Lease.

7.10                           No Undisclosed Liabilities. There are no liabilities of the Water Park, or of Landlord related to the Water Park, of any kind whatsoever, other than liabilities disclosed or provided for in the Financial Information or incurred in the ordinary course of business since the date of the Financial Information.

7.11                           Absence of Certain Changes. Since the date of the Financial Information, there has not been any material adverse change in the business, operations, properties, assets or condition of the Water Park Property, and, to Landlord’s knowledge, no event has occurred or circumstance exists that may result in such a material adverse change.

7.12                           Compliance with the Law. To the extent necessary for the operation of the Water Park and all elements within the Water Park, Landlord and the Water Park each have all material authorizations, approvals, licenses and orders of and from all governmental and regulatory offices, including occupancy permits, necessary to carry on the business of operating the Water Park, to own or hold under lease the properties and assets they own or hold under lease and to perform all of their obligations under the agreements to which they are a party, in all cases to the extent related to the Water Park. To the extent necessary for the operation of the Water Park and all elements within the Water Park, Landlord and the Water Park are in compliance in all material respects with all applicable acts, laws, ordinances, regulations and rules, orders, codes and determinations of any federal, state or municipal government or of any subdivision of any thereof and Landlord has received no notice of any claimed failure to comply with any applicable building code, health or use regulation affecting the Water Park or any element within the Water Park.

7.13                           Environmental Laws. To Landlord’s knowledge (it being acknowledged by Tenant that Landlord is not aware of what the Phase I environmental assessment may disclose), Landlord and the Water Park (a) have obtained all permits, licenses, approvals and other authorizations which are required with respect to the business or property of the Water Park or the operation or ownership thereof under any Environmental Law; (b) are in compliance with all terms and conditions of the required permits, licenses, approvals and authorizations and with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any of the Environmental Laws as they relate to the Water Park; (c) have not received any notice from any governmental authority of any violation of or liability arising under any Environmental Laws or any permits, licenses, approvals or other authorizations which are required with respect to the business or properties of the Water Park or the operation or ownership thereof; (d) are aware of no civil, criminal, administrative action, suit, demand, claim, hearing, notice of violations, investigation, proceeding, notice or demand letter pending or threatened against Landlord ownership or operation of the Water Park relating in any way to any of the Environmental Laws; and (e) represent that there are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance or continued compliance by the Water Park with the Environmental Laws, or which may give rise to any common law or legal liability of the Water Park, including without limitation, liability under any of the Environmental Laws, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, notice of violation, study or investigation of Landlord or the Water Park, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Materials.

7.14                           Taxes.  To Landlord’s knowledge, Landlord has filed all federal, state, local and foreign tax returns to the extent required to be filed by applicable law for taxable periods ending on or before the commencement of the Term and have paid all taxes shown to be payable on such Tax Returns (except to the extent being contested in good faith).

7.15                           Sufficiency of Assets. Landlord owns or otherwise has the right to use pursuant to a valid and enforceable lease, license or similar contractual arrangement, all of the assets (whether tangible or intangible) that are used or required for use in the operation of the Water Park.

7.16                           Brokers and Finders.  Landlord has not employed any broker, finder or investment banker or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders’ fees in connection with the transactions contemplated herein.

7.17                           Agreements Affecting the Water Park. Attached as Schedule 7.17 is a list of all contracts, agreements and understandings between Landlord and any party providing goods and services to the Water Park, or otherwise relating to the operation of the Water Park (the “Water Park Agreements”). Except as noted on Schedule 7.17, the Water Park Agreements are all legal, valid, binding, enforceable and in full force and effect in accordance with their terms and will continue to be so following the consummation of the transactions contemplated by this Lease.

7.18.                        Labor Relations. Landlord is not a party to any collective bargaining agreements with any labor union applicable to employees of Landlord. There are no representations or certification proceedings or petitions seeking a representation or certification proceeding pending or threatened to be brought of filed with the National Labor Relations Board or any other labor relations tribunal involving the employees of Landlord. There are no grievances, unfair labor practices, or employment discrimination charges, complaints, other than those described in Schedule 7.18.

7.19                         Insurance. As of the date hereof, Landlord (with respect to the Water Park) and the Water Park are covered by valid and currently effective insurance policies issued in favor of Landlord that are customary and adequate for companies of similar size in the industry and locale in which the Water Park operates. All policies are in full force and effect, all premiums due thereon have been paid and Landlord has complied in all material respects with the provisions of such policies.

8.                                       Tenant’s Representations and Warranties.

8.1                                 Existence.  Tenant is a corporation, duly organized, existing, in good standing and qualified to do business under the laws of the State of Delaware, and Tenant has full power and authority to lease the Water Park Property and to comply with the terms of this Lease.  Tenant is a direct, wholly-owned subsidiary of Alfa, which has been adequately capitalized and will continue to be adequately capitalized by Alfa in order to perform all of its obligations hereunder.

8.2                                 Authority. The execution and delivery of this Lease by Tenant and the consummation by Tenant of the transactions contemplated herein are within Tenant’s capacity and all requisite action has been taken to make this Lease valid and binding on Tenant in accordance with its terms.

8.3                                 No Legal Bar.  The execution by Tenant of this Lease and the consummation by Tenant of the transactions contemplated herein does not and will not (a) result in a material breach of any of the provisions of, or constitute a material default or a condition which on giving of notice or lapse of time or both would ripen into a material default under any indenture, agreement, instrument or obligation to which Tenant is a party; or (b) constitute a material violation of any order, rule or regulation applicable to Tenant of any court or any administrative Agency or other governmental body having jurisdiction over Tenant.

8.4                                 Litigation.  There are no actions, suits, proceedings or investigations pending or, to the knowledge of Tenant, threatened against Tenant materially affecting the ability of Tenant to perform its obligations hereunder, at law or in equity. Tenant is not subject to any judgment, decree, injunction, rule or order of any court or governmental body which could reasonably be expected to have a material adverse effect on Tenant’s operation of the Water Park or any part of the Overall Resort Property.

8.5                                 Tenant Financial Statements. Tenant has delivered to Landlord financial information regarding Alfa which financial statements are attached as Schedule 8.5 (“Tenant Financial Statements”).  Such Tenant Financial Statements and notes thereto fairly present the financial condition and the results of operations, changes in stockholder equity, and cash flow of Alfa as of the respective dates of and for the periods referred to in such Tenant Financial Statements, all in accordance with generally accepted accounting principles and the Tenant Financial Statements reflect the consistent application of such accounting principles throughout the periods involved. Tenant warrants that the Tenant Financial Statements are true and accurate in all material respects, as of the date made and as of the date of this Lease, and Tenant further warrants that Landlord may rely on the Tenant Financial Statements as fairly representing the financial condition of Alfa and also as fairly representing the financial capability of Tenant, as a wholly owned subsidiary of Alfa, to perform all of its obligations hereunder.

8.6                                 Brokers and Finders.  Tenant has not employed any broker, finder or investment banker or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders’ fees in connection with the transactions contemplated herein.

9.                                       Landlord’s Covenants.

9.1. Payment of Negative EBIDTA. Should the first year of operations, ending on September 30, 2001, yield a negative EBITDA, Tenant shall deliver a statement, certified by Tenant’s chief financial officer, setting forth the amount of such negative EBITDA, together with documentation reasonably substantiating such amount and demonstrating to Landlord the manner in which Tenant calculated such negative EBITDA. After receipt of such certification and substantiating documentation, Landlord shall reimburse Tenant an amount equal to 50% of the negative EBITDA on or before January 15, 2002.

9.2                                 Quiet Enjoyment.  For so long as Tenant is not in default hereunder, Landlord covenants that Tenant shall peacefully and quietly have, hold and enjoy the Water Park Property for the Term, free and clear of interference by any person.

9.3                                 Kelley Lease.  Landlord agrees to provide Tenant with evidence of Landlord’s compliance with all of the terms and conditions of the Kelley Lease throughout the Term, for example, by delivering copies to Tenant of all rent checks from Landlord under the Kelley Lease as such rent is due and payable.

9.4                                 Insurance. Throughout the Term, Landlord shall insure the Water Park Property in a manner that is customary and adequate for companies of similar size in the industry, which own leased water park facilities.

9.5                                 Reporting. After Landlord’s ski mountain operating season at Mountain Creek is completed each year, Landlord shall provide to Tenant the number of total skier visits at Mountain Creek for such year promptly after such figures are available to Landlord.

10.                                 Tenant’s Covenants.

10.1                           Waste or Nuisance.  Tenant shall not commit or suffer to be committed any waste upon the Water Park Property or Shared Facilities or any nuisance or other thing which may disturb the quiet enjoyment of Landlord or any other user of the Water Park Property or Shared Facilities provided that Landlord acknowledges that the ordinary and prudent operation of Tenant’s business on the Water Park Properly or Shared Facilities as permitted herein will not create a nuisance or disturb the quiet enjoyment of Landlord. Tenant shall also keep the Water Park Property or Shared Facilities and all other areas used by Tenant in a reasonably tidy and clean condition,

10.2                           Training.  Tenant shall develop and make available to all employees of Tenant training, operation and safety manuals with respect to the operation of Tenant’s business at the Water Park Property and ensure that its employees are provided with adequate training in respect of the maintenance and safe operation of Tenant’s Property so as to ensure that there is as little disruption or interference with the operation of Tenant’s business as possible.

10.3                           Compliance with Laws.  Tenant shall comply with and cause the Water Park Property to comply with and shall assume all obligations and liabilities from the date of this Lease with respect to (a) all laws, ordinances and regulations and other governmental rules, orders and determinations presently in effect or hereafter enacted, made or issued, whether or not presently contemplated (collectively, “Legal Requirements”), applicable to the Water Park Property and any Improvements or the ownership, operation, use or possession thereof and (b) all agreements, contracts, insurance policies (including, without limitation, to the extent necessary to prevent cancellation thereof and to insure full payment of any claims made under such policies), covenants, conditions and restrictions now or hereafter applicable to the Water Park or the ownership, operation, use or possession thereof.

10.4                           Tenant’s Assumption of the Water Park Agreements.  To the extent the Water Park Agreements described in Schedule 7.17 remain in place after the execution of this Lease, and to the extent the Water Park Agreements relate to the Water Park Property, Tenant agrees to assume and be responsible for certain obligations of Landlord contained in such Water Park Agreements as set forth on Schedule 7.17.

10.5                           Liens.  Tenant will remove and discharge any charge, lien, security interest or encumbrance upon the Water Park Property or upon any Rent or other sums payable hereunder which arises for any reason, including, without limitation, all liens which arise out of the possession, use, occupancy, construction, repair or rebuilding of the Water Park Property or by reason of labor or materials furnished or claimed to have been furnished to Tenant or for the

Water Park Property, but not including (a) this Lease and tiny assignment hereof or any sublease permitted hereunder and (b) any mortgage, charge, lien, security interest or encumbrance created or caused by Landlord or its agents, employees or representatives. Tenant may provide a bond or other security acceptable to Landlord to remove or pay all costs associated with the removal of any such lien. Nothing contained in this Lease shall be construed as constituting the consent or request of Landlord, express or implied, to or for the performance (on behalf of or for the benefit of Landlord) by any contractor, laborer, materialman or vendor, of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Water Park Property or any part thereof. Notice is hereby given that Landlord will not be liable for any labor, services or materials furnished or to be furnished to Tenant, or to anyone holding an interest in the Water Park Property or any part thereof through or under Tenant, and that no mechanic’s or other liens for any such labor, services or materials shall attach to or affect the interest of Landlord in and to the Water Park Property.

10.6                           Operating Costs.  Tenant shall be responsible for all operating costs, including costs incurred in the maintenance, repair and management of the Water Park Property and all charges of utilities, communications and similar services exclusively serving the Water Park Property. Landlord and Tenant will use commercially reasonable efforts to have all utilities and similar services exclusively serving the Water Park Property transferred directly into Tenant’s name; provided, however, that in the event any of such services are billed to Landlord, Tenant agrees to pay its portion of any bills for such services within ten (10) days of receipt of any such bills from Landlord, or reimburse Landlord for Tenant’s share to the extent Landlord has paid such bills and provides evidence reasonably substantiating such payments and setting forth a reasonable calculation of Tenant’s share thereof.

10.7                           Insurance. Tenant shall during the Term take out and keep in full force and effect, at its own cost, comprehensive general liability insurance which is acceptable to Landlord, acting reasonably, against claims for personal injury, bodily injury, including death, and property damage or loss arising out of the use and occupation of the Water Park Property by Tenant and the business conducted by Tenant and any other persons from the Water Park Property in which the limit of liability shall not be less than $10,000,000 per person and $10,000,000 per occurrence.  The policies for such insurance shall (a) name Landlord as an additional insured under the policy; (b) prohibit the insurer from exercising any rights of subrogation against Landlord; (c) afford protection to Landlord in respect of cross liability between Landlord and Tenant under this Lease and provide that the coverage under the policy shall not be cancelled or any provisions changed or deleted, unless 30-days’ prior written notice is given to Landlord by the insurer, (d) provide to Landlord from time to time, upon request, proof that all premiums under the policy required to be maintained by Tenant under this Lease have been paid and that the policy is in full force and effect and contains the above terms; and (e) provide Landlord at least 30-days’ prior written notice of any change to or cancellation or termination of the policy. Tenant will provide to Landlord evidence acceptable to Landlord, acting reasonably, that Tenant has taken out such insurance as Tenant is required to take out under this section. Tenant will not be entitled to exercise any of its rights under this Lease until such time as it has provided such evidence to Landlord.

10.8                           Environmental Compliance.  Tenant shall not cause or permit any Hazardous Materials to be placed, held, located, released, transported or disposed of on, under, at or from the Water Park Property except in accordance with Environmental Laws.

10.9                           Continued Operation.  Tenant will continue the operation of the Water Park at a level of quality at least consistent with past practices, and will meet the current operating requirements as stipulated by local authorities having jurisdiction over such operations; provided, however, Tenant shall not be under any obligation to expend any of its own financial resources other than for traditional and reasonable pre-opening costs (which shall be treated as operational expenses of the Water Park) to satisfy the requirements of this Section 10.9 in the event the Water Park Property, when delivered at the Commencement Date, is not already meeting the highest standards of efficiency and safety and is not already meeting or exceeding the operating requirements as stipulated by local authorities having jurisdiction over such operations.

10.10                     Services.  To ensure full coordination and integration into Landlord’s master marketing and sales plan, branding, and best practice requirements for both summer and winter operations on the Overall Resort Property, Tenant shall provide Landlord, with the principal elements of its annual marketing and sales plan, including any provisions relating to sales under and the general timing of any marketing plans, sponsorship agreements and general promotions to be undertaken. Prior to commencing the implementation of such plan, Tenant will deliver to Landlord for its review and approval written descriptions in respect of such services, which approval will not be unreasonably withheld or unduly delayed.  If Landlord fails to respond within fifteen (15) days after receipt of Tenant’s plan, Landlord shall be deemed to have approved such plan.

10.11                     Reporting.  During the operating season, Tenant shall provide Landlord weekly reports, beginning 30 days after the beginning of the Term, which list attendance figures and the revenues of the Water Park for the previous week. Any attendance figures provided to Landlord shall be kept strictly confidential in accordance with the provisions of Section 29.1.

11.                                 Net Lease.

11.1                           Net Lease. It is expressly understood and agreed by and between the Parties that except as otherwise expressly provided herein, this Lease is a net lease, and the Rent and all other sums payable hereunder to or on behalf of Landlord shall be paid without notice or demand and without setoff, counterclaim, abatement, suspension, deduction or defense.

11.2.                        No Abatement. Except as otherwise expressly provided in the Lease, this Lease shall not terminate, nor shall Tenant have any right to terminate this Lease or be entitled to the abatement of any Rent or any reduction thereof, nor shall the obligations hereunder of Tenant be otherwise affected, other than pursuant to an express provision of this Lease, it being the intention of the parties hereto that the Rent and all other charges payable hereunder to or on behalf of Landlord shall continue to be payable in all events and the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall be terminated pursuant to an express provision of this Lease. Nothing contained in this Section 11.2 shall be deemed a waiver by Tenant of any rights that it may have to bring a separate action with respect to any default by Landlord under this Lease or any other agreement.

11.3                         Bankruptcy. Tenant covenants and agrees that it will remain obligated under this Lease in accordance with its terms, and that Tenant will not take any action to terminate, rescind or avoid this Lease, notwithstanding the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding-up or other proceeding affecting Landlord or any assignee of Landlord in any such proceeding and notwithstanding any action with respect to this Lease which may be taken by any trustee or receiver of Landlord or of any assignee of Landlord in any such proceeding or by any court in any such proceeding.

12.                                 Shared Assets and Liabilities.

12.1                           Leased Employees. Tenant intends to lease employees from Landlord. To the extent Landlord and Tenant agree to lease any such employees, Landlord and Tenant shall enter into an employee sharing agreement, a form of which is attached as Exhibit D.

12.2                           Shared Equipment. In addition to the Shared Facilities to be licensed to Tenant pursuant to the Shared Facilities License Agreement, the Patties intend to share certain equipment and personal property assisting in the operation of their respective businesses. Any such agreement to share equipment and personal property shall be subject to a separate written agreement between the Parties, which shall set forth the manner in which the Parties will share the costs associated with insurance, the maintenance and upkeep and, subject to each Party’s approval, the replacement of any shared equipment and personal property.  Each Party shall return the equipment and personal property to the other in the same working order as it was received, reasonable wear and tear excepted.  Except for costs associated with insurance, maintenance and upkeep and replacement, as may be agreed between the Parties, Mountain Creek shall receive no additional consideration for sharing any such personal property and equipment.

12.3                           Expenses.  Tenant hereby assumes responsibility for and agrees to pay certain expenses incurred by Landlord prior to the Commencement Date, which expenses are set forth in detail on Schedule 12.3 hereto. Tenant shall reimburse Landlord for all such expenses previously paid by Landlord, and shall promptly pay any of such expenses in accordance with their terms that are yet to become due, as set forth on Schedule 12.3.

13.                                 Maintenance and Repair; Improvements.

13.1                           Tenant Improvements.  In furtherance of operating the Water Park, Tenant shall be permitted, at its expense, to make any additional alterations, additions, improvements or other capital expansions on the Water Park Property (“Tenant Improvements”). Prior to commencing its construction of any Tenant Improvements, Tenant will deliver to Landlord for its review a package of Tenant Improvements detailing the design of all such improvements and including detailed drawings and written specifications in respect of the design, layout, and construction methods. Landlord’s determination or concerns regarding Tenant’s plans will be given within seven (7) days after receipt of Tenant’s plans. If Landlord has concerns about the

Tenant Improvement plans, Landlord will provide to Tenant, within such 7-day time period, a written notice specifying in detail any reasonable changes requested. Tenant shall confer with Landlord within fifteen (15) days of receipt of Landlord’s notice of concerns in an effort to resolve (to Landlord’s reasonable satisfaction) Landlord’s concerns. In any event, prior to Tenant commencing its construction of any Tenant Improvements, Tenant shall have received Landlord’s written approval of such Tenant Improvements, such approval not to be unreasonably withheld.

13.2                           Maintenance and Repair. Tenant, at its own expense, will maintain and make all repairs necessary to keep the Water Park Property in good repair.

13.3                           Modifications. If all or any part of Tenant Improvements shall encroach upon any property, street or right-of-way adjoining or adjacent to the Water Park Property, or shall violate the agreements or conditions affecting the Water Park Property or any part thereof, or shall hinder, obstruct or impair any easement or right-of-way to which the Water Park Property is subject, then, promptly after written request of Landlord or of any person so affected, Tenant shall, at its expense, either (a) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting therefrom or (b) if Landlord consents thereto, make such changes, including alteration or removal, to Tenant Improvements and take such other action as shall be necessary to remove or eliminate such encroachments, violations, hindrances, obstructions or impairments; provided however, that should Tenant make Tenant Improvements that have been reviewed by Landlord, with Landlord’s concerns resolved to Landlord’s reasonable satisfaction as described in Section 13.1, Landlord shall be deemed to have waived and settled any and all claims, liabilities and damages for any alleged encroachment of Landlord’s interests.

13.4                           Removal of Tenant Improvements. Within sixty (60) days following termination or expiration of this Lease for any reason, Tenant shall have the right to remove from the Water Park Property any Tenant Improvements or equipment that Tenant has placed or constructed on the Water Park Property. In the event of any such removal, Tenant shall restore the premises from which such equipment or Tenant Improvements were removed by reasonable grading and seeding. All Tenant Improvements or equipment not removed from the Water Park Property within a period of sixty (60) days from the termination or expiration of this Lease shall become the property of Landlord (without any obligation of Landlord to compensate Tenant therefore).

14.                                 Taxes; Utilities.

14.1                           Subject to Section 14.2 below, Landlord shall be responsible for the payment of all real property taxes applicable to the Overall Resort Property (“Real Estate Taxes”) and shall pay such Real Estate Taxes before delinquency.

14.2                           Commencing on April 1st of the first year following the Commencement Date, and for each year thereafter (including any partial year, if applicable), Tenant shall pay to Landlord, as additional Rent, it share of Real Estate Taxes and set forth on Schedule 14.2 hereto (“Tenant’s Proportionate Share”), in the manner described in Section 14.4 below. Schedule 14.2 may be amended, from time to time, upon the written agreement of Landlord and Tenant.

14.3                           Landlord shall furnish Tenant with Landlord’s good faith written estimate of Real Estate Taxes and Tenant’s Proportionate Share of the Real Estate Taxes on or before the first day of each year or as soon thereafter as is reasonably practical. Thereafter, the last written estimate furnished by Landlord to Tenant shall apply until Landlord replaces it with a new written estimate.  Landlord may reestimate in good faith Real Estate Taxes and Tenant’s Proportionate Share of the Real Estate Taxes one (1) time during each year, and such reestimate shall take effect upon Tenant’s receipt of written notice thereof from Landlord.

14.4                           On the first day of each calendar month during each April 1st through September 30th period during the Term, Tenant shall pay to Landlord an amount equal to one-sixth of Tenant’s Proportionate Share based on Landlord’s last written estimate of the Real Estate Taxes (to be pro rated if the Term expires during such year). During the 2001 season, Tenant shall pay to Landlord an amount equal to Tenant’s Proportionate Share for the 2001 season in four equal monthly payments on June 1, July 1, August 1 and September 1, 2001. Notwithstanding the foregoing, if Landlord delivers to Tenant a written reestimate of Real Estate Taxes and Tenant’s Proportionate Share of the Real Estate Taxes for any year, the first monthly installment of Tenant’s Proportionate Share of the Real Estate Taxes due after Tenant’s receipt of such written reestimate shall be adjusted to account for any previous overpayment or underpayment of Tenant’s Proportionate Share of the Real Estate Taxes resulting from the inaccuracy of Landlord’s initial estimate of the Real Estate Taxes.

14.5                           Within 180 days after the end of each year, Landlord shall furnish to Tenant a written statement setting forth the actual amount of (a) Real Estate Taxes for that year, (b) Tenant’s Proportionate Share of the Real Estate Taxes for that year, and (c) the payments that Tenant made on account of Tenant’s Proportionate Share of the Real Estate Taxes pursuant to Section 14.4 above for that year. Landlord also shall provide to Tenant a tax bill issued by the taxing authority reflecting the Real Estate Tax assessment for that year. If the written statement indicates that Tenant underpaid Tenant’s Proportionate Share of the Real Estate Tax Increase for such year, Tenant shall pay the amount of the deficiency to Landlord on the first day of the calendar month following the month in which Tenant receives the statement from Landlord. If the written statement indicates that Tenant overpaid Tenant’s Proportionate Share of such increase, Landlord shall pay the amount of the overpayment to Tenant on the first day of the calendar month following the month Landlord received notice from the taxing authority as to the correct assessment.

15.                                 Indemnity.

15.1                           Tenant’s Indemnity. Tenant shall defend all actions against Landlord and any affiliate, partner, officer, director, member, employee or shareholder of Landlord (collectively, the “Landlord Indemnified Parties”), with respect to, and shall pay, protect, indemnify and save harmless the Landlord Indemnified Parties from and against, any and all liabilities, losses, damages, costs, expenses (including, without limitation, reasonable attorneys’ fees and expenses and including costs of enforcement of this indemnity), causes of action, suits, claims, demands or judgments of any nature arising from (a) injury to or death of any person, or damage to or loss of property, during the Term, in the Water Park Property or any adjoining sidewalks, streets or ways, or connected with the use, condition or occupancy of any thereof that is not due to the negligent or intentional misconduct of Landlord or from a breach by Landlord of this Lease or any related agreement; or (b) violation of this Lease by Tenant or (c) the operation of the Water Park following the Commencement Date.

15.2                           Landlord’s Indemnity. Landlord shall defend all actions against Tenant and any affiliate, partner, officer, director, member, employee or shareholder of Tenant (collectively, the Tenant Indemnified Parties”), with respect to, and shall pay, protect, indemnify and save harmless the Tenant Indemnified Parties from and against any and all liabilities, losses, damages, costs, expenses (including, without limitation, reasonable attorneys’ fees and expenses and including costs of enforcement of this indemnity), causes of action, suits, claims, demands or judgments of any nature arising from (a) injury to or death of any person, or damage to or loss of property, in the Water Park Property or any adjoining sidewalks, streets or ways, or connected with the use, condition or occupancy of any thereof that is due to the negligent or intentional misconduct of Landlord or from a breach by Landlord of this Lease or any related agreement; (b) violation of this Lease by Landlord; or (c) the operation of the Water Park Property prior to the Commencement Date.

16.                                 Laws, Regulations and Approvals. Tenant shall have the right, at its own expense, to make applications to appropriate agencies or boards of municipal, county, state and/or federal governments for permission to use the Water Park Property for the uses permitted herein, so long as any such approvals do not affect Landlord’s rights with respect to any other portions of the Overall Resort Property. Landlord agrees to reasonably cooperate with Tenant in connection with such applications and agrees to authorize any documents that may be required for such purpose. Nothing herein shall be construed to bar or impair the right of Tenant to appeal any decision of any governmental body and during the pendency of any such time for appeal and/or appeals, Tenant shall not be deemed to be in violation of the requirements of this Section 16.

17.                                 Equipment Financing. Tenant shall be permitted to apply for equipment financing for construction, improvements, alterations, and additions on the Real Property subject to the condition that without Landlord’s prior written consent, which may be withheld in Landlord’s sole and absolute discretion, any such financing may not be secured by this Lease or Tenant’s rights hereunder. Landlord agrees to join in the execution of all essential documents to carry out the purposes of this Section 17 and to execute Landlord’s waiver or mortgagee’s waiver of similar documents as may be reasonably required by an institutional lender, equipment lessor, or similar party in connection with Tenant’s acquisition of equipment financing pursuant to this Section 17. In any event, no encumbrance shall extend beyond the termination of this Lease or any renewal hereof.

18.                                 Eminent Domain. If all or any substantial part of the Water Park Property or Shared Facilities shall be taken under eminent domain or condemnation proceedings, this Lease may be terminated at the option of Landlord or Tenant and the Term shall end as of such date as shall be fixed by notice in writing and, notwithstanding any other provision of this Lease, no further payments shall be due any Party as a result of such termination. In the event of any taking or condemnation, nothing contained herein shall be deemed or construed to prevent Landlord or Tenant from enforcing and prosecuting a claim or claims for the value of its respective interest or rights in connection with such taking or condemnation proceedings, whether partial or complete.

19.                                 Tenant’s Default and Landlord’s Remedies.

19.1                           Default.  Tenant shall be in default under this Lease if during the Term (a) any Rent or other sums are not paid by Tenant within five (5) days after receipt of written notice from Landlord; (b) Tenant breaches any of its covenants or obligations under this Lease or the Shared Facilities Agreement and does not remedy the breach within fourteen (14) days after receipt by Tenant of written notice of default from the Landlord (or, if any such breach reasonably requires a longer period to remedy, Tenant has not commenced to diligently remedy such breach within fourteen (14) days after receipt of such notice or thereafter fails to continuously and diligently proceed to remedy such breach); (c) if this Lease is seized or taken in execution or attachment by any creditor of Tenant, or if Tenant makes any assignment for the benefit of creditors or becomes bankrupt or insolvent or takes the benefit of any act for bankrupt or insolvent debtors, or if Tenant is wound up, or if a receiver or receiver-manager of Tenant’s affairs is appointed and not vacated within thirty (30) days; or (d) Tenant no longer is 100% owned by Alfa or Tenant assigns or sublets its interest herein to any entity that is not 100% owned by Alfa.

19.2                           Landlord Performing Tenant’s Duties.  If Tenant defaults in the performance of any of its covenants or agreements under this Lease, Landlord may perform or remedy the same for the account of Tenant and may enter upon the Water Park Property for that purpose. Tenant shall pay to the Landlord on demand all reasonable costs and expenses incurred by Landlord in remedying or attempting to remedy such default.

19.3                           All Amounts Payable as Rent. All amounts payable by Tenant under this Lease shall be deemed to be Rent and recoverable as Rent and Landlord shall have the rights and remedies against Tenant for default in payment of any such amount as Landlord has for default in payment of Rent.

19.4                           Landlord’s Remedies in the Event of Tenant’s Default.  If Tenant shall default under this Lease as set forth in Section 19.1 above, Landlord shall have the following rights and remedied, in addition to all other rights and remedies at law or equity, and none of the following, regardless of whether exercised by Landlord, shall preclude the exercise of any other right or remedy whether herein set forth or existing at law or equity:

(a)                                  Landlord shall have the right to terminate this Lease by giving Tenant written notice thereof. No act by or on behalf of Landlord, such as entry onto the Water Park Property by Landlord to perform maintenance and repairs and efforts to relet the Water Park Property, other than giving Tenant written notice of termination, shall terminate this Lease. If Landlord gives such notice of termination, this Lease and the Term hereof as well as the right, title and interest of Tenant under this Lease shall wholly cease and expire in the same manner and with the same force and effect (except as to Tenant’s liability for Rent) on the date specified in such notice as if such date were the expiration date of the Term without the necessity of re-entry or any other act on Landlord’s part. Upon any termination of this Lease, Tenant shall quit and surrender to Landlord the Water Park Property. If this Lease is terminated, Tenant shall remain liable to Landlord for Rent accruing thereafter and for damages in an amount equal to the total of:

(i)                                     all costs, including, without limitation, reasonable attorneys’ fees and disbursements, incurred by Landlord to recover the Water Park Property and to enforce its other rights and remedies;

(ii)                                  all Rent accrued and unpaid as of the date of the termination, plus interest as provided in Section 5.3 above; and

(iii)                               any other sums that Landlord is entitled to collect under this Lease, at law or in equity for damages and losses actually suffered or incurred by Landlord as a result of Tenant’s default

(b)                                 Landlord may, without demand or notice, re-enter and take possession of the Water Park Property or any part thereof, expel Tenant and those claiming through or under Tenant, and remove the effects of any and all such persons without being deemed guilty of any manner of trespass, without prejudice to any remedies for arrears of rent or preceding breach of covenants and without terminating this Lease or otherwise relieving Tenant of any obligation hereunder.  Should Landlord elect to re-enter, or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may, from time to time, without terminating this Lease, relet the Water Park Property or any part thereof for such term or terms and at such rental or rentals, and upon such other conditions as Landlord, acting reasonably, deems advisable, with the right to make alterations and repairs to the Water Park Property. No such re-entry, repossession or reletting of the Water Park Property by Landlord shall be construed as an election on Landlord’s part to terminate this Lease unless a written notice of termination is given to Tenant by Landlord. No such re-entry, repossession or reletting of the Water Park Property shall relieve Tenant of its liability and obligation under this Lease, all of which shall survive such re-entry, repossession or reletting. Upon the occurrence of such re-entry or repossession, Landlord shall be entitled to the amount of the Rent, which would be payable hereunder if such re-entry or repossession had not occurred, less the net proceeds, if any, of any reletting of the Water Park Property after deducting all of Landlord’s expenses in connection with such reletting, including, without limitation, all repossession costs, reasonable legal expenses, reasonable attorneys’ fees, expenses of employees, alteration costs and expenses of preparation for such reletting.  Tenant shall pay such amount to Landlord on the days on which the Rent due hereunder would have been payable hereunder if possession had not been retaken. In no event shall Tenant be entitled to receive the excess, if any, of net rent collected by Landlord as a result of such reletting over the sums payable by Tenant to Landlord hereunder.

(c)                                  If Tenant shall default in making any payment required to be made by Tenant, other than payments due to Landlord under this Lease, or shall default in performing any other obligations of Tenant under this Lease, Landlord may, but shall not be obligated to, make such payment or, on behalf of Tenant, expend such sum as may be necessary to perform such obligation. All sums so expended by Landlord shall be repaid by Tenant to Landlord, as additional Rent, on demand. No such payment or expenditure by Landlord shall be deemed a waiver of Tenant’s default, nor shall it affect any other right or remedy of Landlord by reason of such default.

19.5                           All rights and remedies of Landlord in this Lease shall be cumulative and not alternative.

20.                                 Landlord’s Default and Tenant’s Remedies.

20.1                           Landlord’s Default. Landlord shall be in default under this Lease if during the Term (a) any sums owed to Tenant by Landlord are not paid by Landlord within five (5) days after receipt of written notice from Tenant; (b) Landlord breaches any of its covenants or obligations under this Lease or the Shared Facilities Agreement and does not remedy the breach within fourteen (14) days after receipt by the Landlord of written notice of default from the Tenant (or, if any such breach reasonably requires a longer period to remedy, Landlord has not commenced to diligently remedy such breach within fourteen (14) days after receipt of such notice or thereafter fails to continuously and diligently proceed to remedy such breach); or (c) if this Lease is seized or taken in execution or attachment by any creditor of Landlord, or if Landlord makes any assignment for the benefit of creditors or becomes bankrupt or insolvent or takes the benefit of any act for bankrupt or insolvent debtors, or if Landlord is wound up, or if a receiver or receiver-manager of Landlord’s affairs is appointed and not vacated within thirty (30) days.

20.2                           Tenant’s Remedies in the Event of Landlord’s Default. If Landlord shall default under this Lease as set form in Section 20.1, Tenant shall have all rights and remedies available to Tenant at law or in equity.

21.                                 Landlord’s Termination Rights.

21.1                           Landlord’s Right to Terminate Without Cause.

(a)                                  Landlord shall have the right to terminate this Lease without cause, for any reason whatsoever, upon written notice to Tenant given between September 15th and December 31st of any year, following Tenant’s 2005 season of operating the Water Park. The effective date of termination of the Lease pursuant to this Section 21.1 shall be the first February 1st following Tenant’s receipt of such notice.

(b)                                 In the event of termination pursuant to this Section 21.1, Landlord shall be obligated to pay to Tenant, in immediately available funds, on or before sixty (60) days following the effective date of such termination, a termination payment equal to the sum of the following:

(i)                                     the unamortized cost of those Tenant Improvements that were constructed by Tenant on the Water Park Property since the Commencement Date, but only to the extent of those Tenant Improvements that Landlord and Tenant have agreed in writing will remain on the Water Park Property following Landlord’s termination of the Lease. The unamortized cost of each Tenant Improvement shall be determined by reducing Tenant’s cost of such Tenant Improvement by five percent (5%) per year for up to twenty (20) years, from the date the Tenant Improvement was placed in service through the effective date of termination; plus

(ii)                                  an amount equal to the product of (A) the EBITDA for the Water Park season that ended immediately prior to the effective date of termination, multiplied by (B) four (4).

(c)                                  As a condition to Landlord’s obligation to make the termination payment hereunder, Tenant shall be required to reasonably substantiate its calculation of EBITDA and the unamortized cost of the Tenant Improvements on which such termination payment shall be based. If the Parties are unable to agree on the amount of EBITDA and the unamortized cost of the Tenant Improvements, the Parties shall jointly select an unrelated, third party accountant that shall examine Tenant’s books and records to determine such amounts, which determination shall be conclusive and binding on the Parties.

(d)                                 Landlord shall have the right to offset against any termination payment due to Tenant all Rent and other sums due to Landlord as of the date Landlord is required to make such termination payment to Tenant.

22.                                 Tenant’s Termination Rights.

22.1                           Tenant’s Right to Terminate Upon Landlord’s Sale of Ski Operation Property and/or the Water Park Property to Unrelated Third Party.

(a)                                  Provided Tenant is not in default hereunder, Tenant shall have the right to terminate this Lease upon written notice to Landlord if at any time during the Term, Landlord sells or otherwise transfers all or substantially all of its interest in the Ski Operation Property and/or the Water Park Property to an unrelated third party that is not an Affiliate of Landlord.

(b)                                 To be effective, any such notice of termination must be delivered by Tenant to Landlord within sixty (60) days after Tenant receives notice from Landlord that such sale or other transfer has taken place. Failure of Tenant to deliver written notice of termination within such sixty (60) day period shall be deemed a waiver of Tenant’s right to terminate pursuant to this Section 22.1.  If the termination notice is given between September 15th and December 31st of any year, then the termination shall be effective on the first February 1st following Landlord’s receipt of such termination notice. If the termination notice is given at any other time during the year, then the termination shall be effective on the first September 30th following Landlord’s receipt of such termination notice.

(c)                                  In the event of termination pursuant to this Section 22.1, Landlord shall be obligated to pay to Tenant, in immediately available funds, on or before sixty (60) days following the effective date of such termination, a termination payment equal to the unamortized cost of those Tenant Improvements that were constructed by Tenant on the Water Park Property since the Commencement Date, but only to the extent of those Tenant Improvements that Landlord and Tenant have agreed in writing will remain on the Water Park Property following Tenant’s termination of the Lease. The unamortized cost of each Tenant Improvement shall be determined by reducing Tenant’s cost of such Tenant Improvement by five percent (5%) per year for up to twenty (20) years, from the date the Tenant Improvement was placed in service through the effective date of termination.

(d)                                 As a condition to Landlord’s obligation to make the termination payment hereunder, Tenant shall be required to reasonably substantiate its calculation of the unamortized cost of the Tenant Improvements on which the termination payment shall be based. If the Parties are unable to agree on the unamortized cost of the Tenant Improvements, the Parties shall jointly select an unrelated, third party accountant that shall examine Tenant’s books and records to determine such amount, which determination shall be conclusive and binding on the Parties.

(e)                                  Landlord shall have the right to off-set against the termination payment due to Tenant all Rent and other sums due to Landlord hereunder as of the date Landlord is required to make such termination payment to Tenant.

22.2                           Tenant’s Right to Terminate Upon Landlord Ceasing to Develop Resort Real Estate for Five (5) Consecutive Years or Landlord Ceasing to Conduct Ski Operations for One Full Ski Season.

(a)                                  Provided Tenant is not in default hereunder, Tenant shall have the right to terminate this Lease upon written notice to Landlord, upon the following events:

(i)                                     Prior to the substantial completion of a number of single-family, hotel, condominium, condominium-hotel, townhome and/or timeshare units totaling 400 units, collectively, that have not yet been constructed but are constructed in the future on the Overall Resort Property (the “Targeted Development”), if at any time during the fifteen (15) year period commencing on the Commencement Date and terminating on May 15, 2016, Landlord (or any successor to Landlord) suspends or discontinues for a period of five (5) consecutive years, any significant real estate development activities within the Overall Resort Property, for any reason other than a Force Majeure Event (it being understood that upon substantial completion of the Targeted Development, this Section 22.2(a)(i) shall no longer be applicable); or

(ii)                                  If at any time during the Term, Landlord (or any successor to Landlord), closes (and makes it known to the public that it is closing), for a full ski season (consisting of the period from December 15th through March 31st of any year), the operation of all or substantially all of the ski area facilities within the Overall Resort Property, for any reason other than a Force Majeure Event.

(b)                                 To be effective, any such notice of termination must be delivered by Tenant to Landlord within sixty (60) days after either of the events described in Section 22.2(a)(i) or 22.2(a)(ii) takes place.  Failure of Tenant to deliver written notice of termination within such sixty (60) day period shall be deemed a waiver of Tenant’s right to terminate pursuant to this Section 22.2.  If the termination notice is given between September 15th and December 31st of any year, the termination shall be effective on the first February 1st following Landlord’s receipt of such termination notice. If the termination notice is given at any other time during the year, the termination shall be effective on the first September 30th following Tenant’s receipt of such termination notice.

(c)                                  In the event of termination pursuant to this Section 22.2, Landlord shall be obligated to pay to Tenant, in immediately available funds, on or before October 31st following the effective date of such termination, (i) a termination payment equal to the product of the EBITDA for the Water Park season that ended immediately prior to the effective date of termination, multiplied by two (2) and (ii) Landlord shall be obligated to pay to Tenant a termination payment equal to the unamortized cost of those Tenant Improvements that were constructed by Tenant on the Water Park Property since the Commencement Date, but only to the extent of those Tenant Improvements that Landlord and Tenant have agreed in writing will remain on the Water Park Property following Tenant’s termination of the Lease. The unamortized cost of each Tenant Improvement shall be determined by reducing Tenant’s cost of such Tenant Improvement by five percent (5%) per year for up to twenty (20) years, from the date the Tenant Improvement was placed in service through the effective date of termination.

(d)                                 As a condition to Landlord’s obligation to make the termination payment hereunder, Tenant shall be required to reasonably substantiate its calculation of EBITDA and the unamortized cost of any Tenant Improvements on which such termination payment shall be based. In the event the Parties are unable to agree on the amount of EBITDA, the Parties shall jointly select an unrelated, third party accountant that shall examine Tenant’s books and records to determine such amount, which determination shall be conclusive and binding on the Parties.

(e)                                  Landlord shall have the right to off-set against the termination payment due to Tenant all Rent and other sums due to Landlord as of the date Landlord is required to make such termination payment to Tenant.

23.                                 Right of First Opportunity. In consideration for Tenant’s entering into this Lease, Landlord and its Affiliates hereby agree not to offer to any third party for management, or operation, any water park or aquatic facility which (a) Landlord or its Affiliates choose to have operated by a third party and (b) that is within or part of the operations of those resorts where Landlord or its Affiliates control the operations, without first giving Tenant written notice of the business opportunity and the opportunity to negotiate with Landlord (or its Affiliate) a binding management/operation agreement. Tenant shall have thirty (30) calendar days after receipt of such notice within which to attempt to negotiate with Landlord a binding agreement with respect to such opportunity. If Landlord and Tenant shall fail to enter into such a binding agreement for any reason whatsoever within such thirty (30) calendar day period, Landlord shall be free thereafter to enter into the management/operation agreement with any third party.

24.                                 Holding Over. Any holding over after the expiration of the Term of the Lease, with the express written consent of Landlord, shall be construed to be a tenancy from month to month, and shall be on the terms and conditions herein specified so far as applicable.

25.                                 Non-Liability of Affiliates, Stockholders, Officers, Directors. In no event shall the Affiliates, stockholders, officers or directors of Tenant or Landlord be held to any individual liability as Affiliates, stockholders, officers, or directors, for any default, damages or other breach of obligations, whether of this Lease or any instruments made in pursuance thereof by either Party hereto.

26.                                 Recording Memorandum of Lease.  If Tenant has not delivered notice of termination of this Lease on or before November 15, 2001, pursuant to Section 4.2, Tenant shall have the right to record a memorandum or short form of this Lease after that date so that any prospective purchaser or other lienholders will have notice that title shall be subject to the leasehold and other rights granted herein to Tenant. At such time Landlord agrees to execute a memorandum or short form of Lease that does not include any mention of the consideration paid under this Lease. Any such short form or memorandum shall have attached to it an accurate legal description of the Real Property as contained in the Title Policy, and shall encumber no other real property owned or leased by Landlord. Following termination of this Lease, upon request by Landlord, Tenant agrees to execute a release as may be reasonably required by Tenant to cause any such memorandum or short form of Lease to be removed of record.

27.                                 Assignment.

27.1                           Transfer or Pledge by Landlord. Subject to Section 22.1, Landlord shall be free to transfer its fee interest in the Overall Resort Property, the Water Park Property or any part thereof or interest therein, subject, however, to the extent applicable, to the terms of this Lease. Any such transfer shall relieve the transferor of all liability and obligation hereunder (to the extent of the interest transferred) accruing after the date of the transfer and any assignee shall be bound by the terms and provisions of this Lease. Landlord shall be free to pledge or mortgage its interest in the Water Park Property and this Lease on the condition that either (a) this Lease shall be superior to such pledge or mortgage or (b) if this Lease is to be subordinate to the mortgage of any lender of Landlord, Tenant receives a nondisturbance agreement reasonably acceptable to Tenant from the holder of such pledge or mortgage.

27.2                           Assignment by Tenant. Upon prior notice to Landlord, Tenant may assign or sublet this Lease only to an entity that is 100% owned by Alfa, on the condition that Tenant shall not be released from any of its obligations hereunder. No other assignment, sublease or transfer of this Lease shall be permitted by Tenant, without Landlord’s prior written consent, which Landlord may grant or deny in its sole and absolute discretion.  For purposes of this provision, any change in ownership of Tenant, so that Tenant is no longer 100% owned by Alfa, shall be deemed an assignment that is not permitted hereunder.

28.                                 Assignees Bound. All the terms, covenants and conditions of this Lease shall be binding upon and inure to the benefit of the parties hereto, as well as their respective successors and permitted assigns.

29.                                 Confidentiality, Public Announcement and Non-Compete.

29.1                                       Confidentiality. The Parties each agree to hold, and to cause its employees, consultants and advisors to hold, in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all documents and information furnished to it by such other Party or its representatives in connection with the transactions contemplated by this Lease concerning (a) the other Party or its Affiliates; and (b) the negotiation or terms of this Lease and the transactions contemplated hereby (except to the extent that such information can be shown to have been (i) previously known by the Party to which it was furnished, (ii) in the public domain through no fault of such Party, or (iii) lawfully acquired from other sources by the Party to which it was furnished) (“Confidential Information”), and neither Party will release or disclose such information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors in connection with this Lease. Upon termination of this Lease, each Party agrees to promptly return to the other Party all documents and other written material containing any Confidential Information of the other Party.

29.2                           Public Announcement.  From time to time, each Party shall submit any proposed public announcement with respect to the Lease to the other Party for prior approval, which shall not be unreasonably withheld; provided, however, that until December 31, 2001, the Parties must mutually agree on any press releases or other public announcements regarding this Lease and the Parties’ relationship with respect thereto, and until December 31, 2001, either Party may withhold approval of any such press release in its sole and absolute discretion.

29.3                           Non-Compete. During the Term, neither Landlord nor any of Landlord’s Affiliates shall, without the prior written consent of Tenant, own or operate any water parks within a 100-mile radius of the Water Park. Landlord acknowledges that any breach, or threatened breach, of the provisions of this Section 29.3 shall cause irreparable harm to Tenant, which harm cannot be fully redressed by the payment of damages to Tenant, and, accordingly, Landlord agrees that Tenant shall be entitled, in addition to any other right and remedy it may have, at law or in equity, to an injunction, without the posting of any bond or other security, enjoining or restraining Landlord or Landlord’s Affiliates from any violation or threatened violation of this Section 29.3 of this Lease.

30.                                 Miscellaneous.

30.1                           Governing Law.  This Lease shall be construed and enforceable in accordance with the laws of the State of New Jersey.

30.2                           Mineral Rights. This Lease does not transfer to Tenant any of Landlord’s mineral rights that may be appurtenant to the Real Property. Landlord shall not have the right to undertake mining or exploration activities on the Real Property affecting the Water Park during the Term or any renewals, without the prior written consent of Tenant.

30.3                           Kelley Rights.  Tenant agrees to honor the agreement that Edward B. Kelley, Ruth Kelley and their children and grandchildren living as of the date hereof shall have the right to free use of the Water Park, pursuant to and in accordance with the Kelley Lease.

30.4                           Attorneys’ Fees.  The Parties shall be entitled to recover reasonable attorneys’ fees and costs actually incurred in connection with any effort to collect past due Rent or enforce any other term of this Lease.

30.5                           Set-Off.  Tenant shall not be permitted to set off against the Rent any amounts owed by Landlord to Tenant.

30.6                           Force Majeure.  If either Party is delayed or prevented from the performance of any act or the fulfillment of any obligation under this Lease by reason of an act of God or a labor strike or other labor stoppage (a “Force Majeure Event”), such lapsed or failed performance shall be excused, and the period for the performance of any such act or the fulfillment of any such obligation shall be extended, until the abatement of such Force Majeure Event and a period of time reasonably necessary to allow the affected Party to recover therefrom.

30.7                           Notice.  All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Lease will be in writing and will be deemed to have been given when personally delivered (including overnight carriers) or when receipt is acknowledged, if sent by facsimile, telecopy or other electronic transmission device. All notices and other communications to Landlord and Tenant will, unless another address is specified in writing, be sent to the address of Landlord at Mountain Creek Resort, Inc., 200 Route 94 Vernon, NJ 07462, facsimile: (604) 938-7320, with a copy to Jacobs Chase Frick Kleinkopf & Kelley LLC 1050 17th Street, Suite 1500, Denver, CO 80265, Attn: Steven Cohen, facsimile: (303) 685-4869, and to Tenant at N-Ovation Park Management, Inc., 50 North Laura Street, Suite 2600, Jacksonville, FL 32202, attn: Executive Vice President, Nathan D. Goldman and Chief Legal Officer, Gwen Hutcheson Griggs, facsimile: (904) 356-2596.

30.8                           Entire Agreement; Amendment.  This Lease (together with all Exhibits, Schedules and other agreements referenced herein) contains all of the agreements of the Parties hereto with respect to the matters contained herein and no prior or contemporaneous agreement or understanding, oral or written, pertaining to any such matters shall be effective for any purpose. No provision of this Lease may be amended except by an agreement in writing signed by the Parties hereto or their respective successors in interest and expressly stating that it is an amendment of this Lease.

30.9                           Execution by Fax.  This Lease may be executed by the Parties and transmitted by fax and if so executed and transmitted, this Lease shall be for all purposes effective as if the Parties had delivered an executed original document.

30.10                     Severability.  If any part of this Lease is or becomes or is held by any court of competent jurisdiction to be illegal, null or void, or against public policy, then the relevant portions shall be rewritten only to such extent as required to render the interest excludable and upon terms satisfactory to Tenant. The remaining parts of this Lease shall not be affected thereby and shall remain valid and enforceable.

30.11                     Waiver. Either Party may waive any breach of or compliance by the other Party with any covenant or provision of this Lease by delivering to the other Party written notice stating the terms and extent of such waiver. Any waiver under this Lease by any Party hereto shall not be construed to extend or apply beyond its stated terms and shall not be deemed to be a waiver of any preceding or subsequent breach under this Lease. No failure or delay on the part of any Party in exercising any right, power, or privilege under this Lease shall operate as a waiver, nor shall a single or partial exercise or waiver thereof preclude any other or further exercise or the exercise of any other right, power or privilege.

30.12                     Counterparts. This Lease may be executed in any number of counterparts, each of which shall be an original but all of which shall constitute one and the same instrument.

30.13                     Interpretation. The terms and conditions hereof have been fully and fairly negotiated by the Parties, and no rule of strict construction shall be applied against or in favor of either party hereto by virtue of their being deemed the draftsman hereof.

30.14                     Further Assurances.  The Parties will, and will cause their respective employees, agents and representatives to, prepare, execute, at the executing Party’s expense, and deliver, at the request of any Party hereto, any and all documents or instruments reasonably necessary or appropriate to create, evidence or confirm the grant, discharge or release, as the case may be, of any right, interest, or obligation.

30.15                     Notice of Material Impact.  Each Party shall deliver to the other Party written notice and a description of any default or breach or other event that might have a materially adverse impact upon the Water Park, its financial condition, results of operations, prospects, or business, such notice to be delivered promptly after a Party becomes aware of such default or other event.

30.16                     Time of Essence. Time is of the essence in the performance of this Lease.

30.17                     Subordination, Non-Disturbance and Attornment.  This Lease, including the covenant of quiet enjoyment, is and shall be subject and subordinate to all ground and underlying leases, all mortgages, deeds of trust or other encumbrances, and any and all renewals, extensions, modifications, consolidations and replacements of any or all of the foregoing, now or hereafter affecting all or any portion of the premises subject to this Lease (except to the extent any such instrument shall expressly provide that this Lease is superior thereto), provided, however, that as a condition of any such subordination, the mortgagee, transferee, purchaser, lessor or beneficiary shall agree that Tenant’s use or possession of the premises subject to this Lease shall not be disturbed, nor shall its obligations be enlarged or its rights abridged. Without diminishing any other rights of Tenant provided for elsewhere herein (for example, any termination rights that have expressly been granted to Tenant herein) in the event any proceedings are brought for default under any ground or underlying lease or for the foreclosure of any mortgage, deed of trust or other encumbrance to which this Lease is subject and subordinate, Tenant shall, upon request of the party succeeding to the interest of Landlord as a result of such proceedings, automatically attorn to and become the tenant of such successor in interest without change in the terms of this Lease. Tenant shall, on request by, and without cost to Landlord or such successor in interest, execute and promptly deliver any instruments confirming such attornment.

IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.

LANDLORD:		TENANT:

MOUNTAIN CREEK RESORT, INC.,		N-OVATION PARK MANAGEMENT,
a New Jersey corporation		INC., a Delaware corporation

By:	/s/ Charles Blier	By:

Its:	Vice President & General Manager	Its:

prospects, or business, such notice to be delivered promptly after a Party becomes aware of such default or other event.

30.16       Time of Essence. Time is of the essence in the performance of this Lease.

30.17       Subordination, Non-Disturbance and Attornment. This Lease, including the covenant of quiet enjoyment, is and shall be subject and subordinate to all ground and underlying leases, all mortgages, deeds of trust or other encumbrances, and any and all renewals, extensions, modifications, consolidations and replacements of any or all of the foregoing, now or hereafter affecting all or any portion of the premises subject to this Lease (except to the extent any such instrument shall expressly provide that this Lease is superior thereto), provided, however, that as a condition of any such subordination, the mortgagee, transferee, purchaser, lessor or beneficiary shall agree that Tenant’s use or possession of the premises subject to this Lease shall not be disturbed, nor shall its obligations be enlarged or its rights abridged. Without diminishing any other rights of Tenant provided for elsewhere herein (for example, any termination rights that have expressly been granted to Tenant herein) in the event any proceedings are brought for default under any ground or underlying lease or for the foreclosure of any mortgage, deed of trust or other encumbrance to which this Lease is subject and subordinate, Tenant shall, upon request of the party succeeding to the interest of Landlord as a result of such proceedings, automatically attorn to and become the tenant of such successor in interest without change in the terms of this Lease. Tenant shall, on request by, and without cost to Landlord or such successor in interest, execute and promptly deliver any instruments confirming such attornment.

IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.

LANDLORD:	TENANT:

MOUNTAIN CREEK RESORT, INC.,	N-OVATION PARK MANAGEMENT,
a New Jersey corporation	INC., a Delaware corporation

By:	By:	/s/ Randal H. Drew

Its:	Its:	President

Exhibit A to Lease Agreement Dated as of May 15, 2001 By and Between

Mountain Creek Resort, Inc. and N-Ovation Park Management, Inc.

GROUP
FUNCTION
AREA

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EXHIBIT B TO LEASE AGREEMENT DATED AS OF MAY 15, 2001

BY AND BETWEEN MOUNTAIN CREEK RESORT, INC.

AND N-OVATION PARK MANAGEMENT, INC.

SHARED FACILITIES LICENSE AGREEMENT

THIS SHARED FACILITIES LICENSE AGREEMENT (this “Agreement”), dated as of May 15, 2001, is by and between N-OVATION PARK MANAGEMENT, INC., a Delaware corporation (“N-Ovation”) and MOUNTAIN CREEK RESORT, INC., a New Jersey corporation (“Mountain Creek”).

RECITALS

A.                                   Mountain Creek owns and leases certain real property and improvements, consisting of approximately 140 acres located in the Town of Vernon, County of Sussex, State of New Jersey, and commonly known as “Mountain Creek Resort” (the “Overall Resort Property”), on which Mountain Creek operates a ski resort (the “Ski Resort”), and a water park, consisting of water rides and amusements, commonly known as “Water World” (the “Water Park”). The Overall Resort Property also consists of additional developable real estate that Mountain Creek intends to develop in the future.

B.                                     Concurrently herewith, Mountain Creek has entered into a Lease Agreement with N-Ovation (the “Water Park Lease”), pursuant to which Mountain Creek has agreed to lease to N-Ovation and N-Ovation has agreed to lease from Mountain Creek that portion of the Overall Resort Property on which the Water Park is located, as more particularly depicted on Exhibit A hereto (the “Water Park Property”).

C.                                     The term of the Water Park Lease is for thirty (30) summer seasons, commencing on April 1st and terminating on September 30th of each year, except for the first year, in which the season shall commence on May 15th and terminate September 30, 2001 (in each case, a “Usage Period,” or collectively, the “Usage Periods”).

D.                                    Many of the Overall Resort Property’s and the Water Park Property’s operations are complimentary.

E.                                      In conjunction with N-Ovation’s operation of the Water Park pursuant to the terms of the Water Park Lease, Mountain Creek desires to grant to N-Ovation and N-Ovation desires to accept from Mountain Creek certain licenses (collectively the “Licenses”), regarding portions of the Overall Resort Property within the vicinity of the Water Park Property, as more particularly set forth herein, upon and subject to the terms and conditions contained in this License Agreement.

In consideration of the rent to be paid by N-Ovation pursuant to the Water Park Lease and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mountain Creek hereby grants to N-Ovation, and N-Ovation hereby accepts from Mountain Creek, the Licenses, upon and subject to the terms and conditions contained herein.

ARTICLE I

THE DAY SKIER PARKING LOT LICENSE

1.01                           The Day Skier Parking Lot License.

(a)                                  Subject to the limitations hereafter provided, Mountain Creek hereby grants to N-Ovation, a nonexclusive license (the “Day Skier Parking Lot License”) to use during the Usage Periods only, solely for the purpose of providing its employees, customers, visitors and guests with parking in connection with N-Ovation’s operation of the Water Park, any and all parking lots and all related improvements that from time to time exist and that are used by Mountain Creek to provide parking for day skiers visiting the Ski Resort (“Day Skier Parking Lots”).

(b)                                 During each Usage Period, at least 2500 parking spaces within the Day Skier Parking Lots are required to be made available to N-Ovation for use by N-Ovation’s employees, visitors, and guests under the provisions of this Day Skier Parking Lot License (sometimes hereafter referred to as the “Required Water Park Parking”).

(c)                                  The actual, particular areas to be used from time to time by N-Ovation for the Required Water Park Parking are to be designated by Mountain Creek and may change from time to time, and N-Ovation agrees to limit its use under this Day Skier Parking Lot License to such limited areas; on the condition that at least 2,150 parking spaces designated by Mountain Creek for the Required Water Park Parking may not be farther than 700 meters from the main entrance to the Water Park Property. To the extent that Intrawest designates any additional parking spaces to satisfy the requirement for the Required Water Park Parking that are located farther than 700 meters from the main entrance to the Water Park Property, Intrawest shall operate, at Intrawest’s cost and expense, a bus shuttle service to enable customers of N-Ovation utilizing such parking spaces to access the Water Park. Any such bus shuttle system shall operate during such times and with such frequency as shall be reasonably agreed between Intrawest and N-Ovation.

(d)                                 The use of the Day Skier Parking Lots by N-Ovation are not to be used generally by construction vehicles in conjunction with construction activities taking place on the Water Park Property, it being the intention of the parties that alternative parking within the Water Park Property shall be available for use by such construction vehicles in connection with any such construction activities.

(e)                                  Mountain Creek may reasonably regulate or require N-Ovation to regulate the use of the areas designated for the Required Water Park Parking by use of stamps, passes, stickers or other reasonable means to assure compliance with the terms and provisions hereof.

(f)                                    The Day Skier Parking Lot License shall include vehicle and pedestrian ingress and egress to the Day Skier Parking Lots, or any portion thereof.

1.02                           Operation, Maintenance and Repair of Day Skier Parking Lots.

(a)                                  At its sole cost and expense, during the Usage Periods only, N-Ovation shall be responsible for:

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(i)                                     all repairs necessary for the maintenance of the Day Skier Parking Lots;

(ii)                                  all rubbish removal from, and street sweeping for, the Day Skier Parking Lots; and

(iii)                               generally keeping the Day Skier Parking Lots in good order and condition.

(b)                                 N-Ovation shall maintain and repair the Day Skier Parking Lots in a good and workmanlike manner that provides for the safe and efficient use and operation of the Day Skier Parking Lots, and prior to the end of each Usage Period, N-Ovation shall perform any required maintenance so as to cause the Day Skier Parking Lots to be returned to the same condition that such Day Skier Parking Lots were in upon commencement of such Usage Period, ordinary wear and tear excepted.

ARTICLE II

THE TICKET SALES FACILITIES LICENSE

2.01                           The Ticket Sales Facilities License.

(a)                                  Subject to the limitations hereafter provided, Mountain Creek hereby grants to N-Ovation, a nonexclusive license (the “Ticket Sales Facilities License”), to use during the Usage Periods only, solely for the purpose of selling admission tickets and providing other customary and ordinary guest services (such as will-call and group ticket sales) to customers of the Water Park, at all times in cooperation with Mountain Creek, any ticket booths, counters and related structures that from time to time exist and that are used by Mountain Creek to sell lift tickets for the Ski Area (collectively, the “Ticket Sales Facilities”).

(b)                                 This Ticket Sales Facilities License shall apply only to the structures from which N-Ovation will sell admission tickets and provide certain customer service functions, and shall not apply to any utilities, equipment or personal property contained within or used in connection with such Ticket Sales Facilities, it being the intention of the parties to enter into separate agreements if the parties will, in fact, share any such utilities, equipment or personal property, which agreements shall set forth cost sharing and maintenance obligations, among other things.

(c)                                  The current location of the Ticket Sales Facilities is depicted on Exhibit B hereto. Mountain Creek shall have the right, from time to time, to relocate the Ticket Sales Facilities to other locations within the Overall Resort Property.

(d)                                 This Ticket Sales Facilities License shall include pedestrian ingress and egress to the Ticket Sales Facilities.

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2.02                           Operation, Maintenance and Repair of the Ticket Sales Facilities.

(a)                                  At its sole cost and expense, during the Usage Periods, N-Ovation shall be responsible for:

(i)                                     all repairs necessary for the maintenance of the Ticket Sales Facilities;

(ii)                                  all rubbish removal and street sweeping for the areas immediately surrounding the Ticket Sales Facilities; and

(iii)                               generally keeping the Ticket Sales Facilities in good order and condition.

(b)                                 N-Ovation shall maintain and repair the Ticket Sales Facilities in a good and workmanlike manner, and prior to the end of each Usage Period, N-Ovation shall perform any required maintenance so as to cause the Ticket Sales Facilities to be returned to the same condition that such Ticket Sales Facilities were in upon commencement of such Usage Period, ordinary wear and tear excepted.

ARTICLE III

FOOD PREPARATION AND STORAGE FACILITIES

3.01                           The Food Preparation and Storage Facilities License.

(a)                                  Subject to the limitations hereafter provided, Mountain Creek hereby grants to N-Ovation a nonexclusive license (the “Food Preparation and Storage License”) to use during the Usage Periods only, solely for the preparation and storage of food and beverages in connection with N-Ovation’s operation of the Water Park, at all times in cooperation with Mountain Creek, certain food preparation and storage facilities that from time to time exist and that are used by Mountain Creek in connection with providing food and beverage services for day skiers visiting the Ski Area (the “Food Preparation and Storage Facilities”).

(b)                                 The Food Preparation and Storage Facilities License shall apply only to the structures (for example, kitchens) in which N-Ovation will perform food preparation and storage, and shall not apply to any utilities, equipment or personal property (such as electricity, heating, stoves, refrigerators, freezers, etc.) contained within or used in connection with such Food Preparation and Storage Facilities, it being the intention of the parties to enter into separate agreements if the parties will, in fact, share any such utility costs; equipment or personal property, which agreements will set forth cost sharing and maintenance obligations, among other things.

(c)                                  The Food Preparation and Storage Faculties currently are located within the temporary structure commonly known as the “Hex 2 Building.” Mountain Creek shall have the right, from time to time, to designate Food Preparation and Storage Facilities for use by N-Ovation hereunder, at other locations within the Overall Resort Property, and N-Ovation agrees

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to limit its use under this Food Preparation and Storage License to such designated Food Preparation and Storage Facilities.

(d)                                 The Food Preparation and Storage Facilities License shall include vehicular and pedestrian ingress and egress to the Food Preparation and Storage Facilities.

3.02                           Operation, Maintenance, and Repair of the Food Preparation and Storage Facilities.

(a)                                  At its sole cost and expense, during the Usage Periods, N-Ovation shall be responsible for:

(i)                                     all repairs necessary for the maintenance of the Food Preparation and Storage Facilities; and

(ii)                                  generally keeping the Food Preparation and Storage Facilities in good order and condition.

(b)                                 N-Ovation shall maintain and repair the Food Preparation and Storage Facilities in a good and workmanlike manner, and prior to the end of each Usage Period, N-Ovation shall perform any required maintenance so as to cause the Food Preparation and Storage Facilities to be returned to the same condition that such Food Preparation and Storage Facilities were in upon commencement of such Usage Period, ordinary wear and tear excepted.

ARTICLE IV

ADMINISTRATIVE OFFICE SPACE LICENSE

4.01                           The Administrative Office Space License.

(a)                                  Grant of Administrative Office Space Licenses. Subject to the limitations hereafter provided, Mountain Creek hereby giants to N-Ovation, a nonexclusive license (the “Administrative Office Space License”) to use at all times during the year (not limited to Usage Periods), solely for general office space use for up to a maximum of five (5) full-time employees of N-Ovation performing services in connection with the Water Park, together and at all times in cooperation with Mountain Creek, certain administrative office space facilities located within the Overall Resort Property, that from time to time exist and that are used by administrative personnel of Mountain Creek in connection with Mountain Creek’s operation of the Ski Resort (“Administrative Office Space Facilities”).

(b)                                 The Administrative Office Space Facilities currently are located within the area commonly known as “Cobblestone Village.” Mountain Creek shall have the right, from time to time, to designate alternate (including temporary) Administrative Office Space Facilities in other locations for use by N-Ovation hereunder, and N-Ovation agrees to limit its use under this Administrative Office Space License to such designated Administrative Office Space Facilities.

(c)                                  The Administrative Office Space Facilities License shall apply only to actual office spaces, and shall not apply to any utilities, equipment or personal property (such as

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phones, computers, desks, file cabinets, etc.) contained within or used in connection with such Administrative Office Space Facilities, it being the intention of the parties to enter into separate agreements if the parties will, in fact, share any such utilities, equipment or personal property, which agreements will set forth cost sharing and maintenance obligations, among other things.

(d)               N-Ovation expressly agrees that Mountain Creek shall have the right to redesignate any Administrative Office Space Facilities to be used by N-Ovation hereunder at any time, and from time to time, on a space available basis, it being acknowledged that any such relocation may need to take place during the year based on the seasonality of Mountain Creek’s business operations and the fact that certain Administrative Office Space Facilities may be available at certain times (for example, during the Usage Periods), but not available at other tunes, N-Ovations agrees that it shall have no claim against Mountain Creek based on any cost, expense or inconvenience resulting from any such relocation of Administrative Office Space Facilities.

(e)               Mountain Creek makes no representation as to the size or quality of the Administrative Office Space Facilities to be provided for N-Ovation’s use hereunder, and N-Ovation acknowledges that such Administrative Office Space Facilities may include, from time to time, temporary, modular type office space facilities.

(f)                This Administrative Office Space Facilities License include ingress and egress to the Administrative Office Space Facilities.

4.02           Operation, Maintenance and Repair of the Administrative Office Space Facilities.

(a)           At its sole cost and expense, at all times N-Ovation shall be responsible for:

(i)         all repairs necessary for the maintenance of the Administrative Office Space Facilities; and

(ii)        generally keeping the Administrative Office Space Facilities in good order and condition.

(b)           At all times, N-Ovation shall maintain the Administrative Office Space Facilities in a good and workmanlike manner.

ARTICLE V
CORPORATE PICNIC AREA LICENSE

5.01           The Corporate Picnic Area License.

(a)           Subject to the limitations hereafter provided, Mountain Creek hereby grants to N-Ovation, a non-exclusive license (the “Corporate Picnic Area License”), to use during the Usage Periods only, solely for corporate and group functions and events in connection with N-Ovation’s operation of the Water Park, together and at all times in cooperation with Mountain Creek, certain picnic area facilities (including tent and picnic bench facilities), that

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from time to time exist and that are used by Mountain Creek for corporate and group functions and events (the “Corporate Picnic Facilities”).

(b)           The Corporate Picnic Facilities currently are located in the location generally depicted on Exhibit B hereto. Mountain Creek shall have the right, from time to time, to designate Corporate Picnic Facilities for use by N-Ovation hereunder, in other locations within the Overall Resort Property in reasonable proximity to the Water Park, and N-Ovation agrees to limit its use under this Corporate Picnic Area License to such designated Corporate Picnic Facilities.

(c)           This Corporate Picnic Area License shall include ingress and egress to the Corporate Picnic Facilities.

5.02          Operation, Maintenance and Repair of the Corporate Picnic Area Facilities.

(a)           At its sole cost and expense, during the Usage Periods, N-Ovation shall be responsible for:

(i)          all repairs necessary for the maintenance of the Corporate Picnic Facilities;

(ii)         all rubbish removal for the areas immediately surrounding the Corporate Picnic Facilities; and

(iii)        generally keeping the Corporate Picnic Facilities in good order and repair.

(b)           N-Ovation shall maintain and replace the Corporate Picnic Facilities in a good and workmanlike manner, and prior to the end of each Usage Period, N-Ovation shall perform any required maintenance so as to cause the Corporate Picnic Facilities to be returned to the same condition that such Corporate Picnic Facilities were in upon commencement of such Usage Period, ordinary wear and tear excepted.

ARTICLE VI
THE CASH CONTROL STUCTURE LICENSE

6.01         The Cash Control Structure License.

(a)           Subject to the limitations hereafter provided, Mountain Creek hereby grants to N-Ovation, an exclusive license (the “Cash Control Structure License”), to use during the Usage Periods only, solely for the purpose of controlling and securing cash in connection with N-Ovation’s operation of the Water Park (including the right to change locks for each Usage Period to permit N-Ovation to access such Cash Control Structure), a secured structure or area (“Cash Control Structure”), that exists from time to time and that is used by Mountain Creek for purposes of controlling and securing cash in connection with Mountain Creek’s operation of the Ski Resort during the ski season.

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(b)           This Cash Control Structure License shall apply only to the structures from which N-Ovation shall control and secure cash in connection with N-Ovation’s operation of the Water Park, and shall not apply to any utilities or equipment or personal property contained within or used in connection with such Cash Control Structure, it being the intention of the parties to enter into separate agreements if the parties will, in fact, share any such equipment or personal property, which agreements shall set forth cost sharing and maintenance obligations, among other things.

(c)           The Cash Control Structure is currently located in the Cobblestone Village area in the area shown on Exhibit B hereto. Mountain Creek shall have the right, from time to time, to designate a Cash Control Structure for use by N-Ovation hereunder, in another location or area within the Overall Resort Property, and N-Ovation agrees to limit its use under this Cash Control Structure License to such designated location or area.

(d)           This Cash Control Structure License shall include pedestrian ingress and egress to the Cash Control Structure.

6.02           Operation, Maintenance and Repair of the Cash Control Structure Facilities.

(a)           At its sole cost and expense, during the Usage Periods, N-Ovation shall be responsible for:

(i)          all repairs necessary for the maintenance of the Cash Control Structure;

(ii)         all rubbish removal and street sweeping for the areas immediately surrounding the Cash Control Structure; and

(iii)        generally keeping the Cash Control Structure in good order and condition.

(b)           N-Ovation shall maintain and repair the Cash Control Structure in a good and workmanlike manner, and prior to the end of each Usage Period, N-Ovation shall perform any required maintenance so as to cause the Cash Control Structure to be returned to the same condition that such Cash Control Structure was in upon commencement of such Usage Period, ordinary wear and tear excepted.

ARTICLE VII
THE FIRST AID FACILITIES LICENSE

7.01           The First Aid Facilities License.

(a)           Subject to the limitations hereafter provided, Mountain Creek hereby grants to N-Ovation, a nonexclusive license (the “First Aid Facilities License”), to use during the Usage Periods only, solely for the purpose of providing first aid and emergency medical treatment services to customers of the Water Park, at all times in cooperation with Mountain

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Creek, any structure that from time to time exists and that is used by Mountain Creek for purposes of providing first aid and emergency medical treatment services in connection with Mountain Creek’s operation of the Ski Resort (collectively, the “First Aid Facilities”).

(b)           This First Aid Facilities License shall apply only to the structures from which N-Ovation will provide first aid and emergency medical treatment services, and shall not apply to any utilities or equipment or personal property contained within or used in connection with such First Aid Facilities, it being the intention of the parties to enter into separate agreements if the parties will, in fact, share any such utilities, equipment or personal property, which agreements shall set forth cost sharing and maintenance obligations, among other things.

(c)           The current location of the First Aid Facilities is in the area generally shown on Exhibit B hereto in which Mountain Creek currently maintains its first aid facilities. Mountain Creek shall have the right, from time to time, to relocate the First Aid Facilities to any other location within the Overall Resort Property.

(d)           This First Aid Facilities License shall include pedestrian ingress and egress to the First Aid Facilities.

7.02           Operation, Maintenance and Repair of the First Aid Facilities.

(a)           At its sole cost and expense, during the Usage Periods, N-Ovation shall be responsible for:

(i)          all repairs necessary for the maintenance of the First Aid Facilities;

(ii)         all rubbish removal and street sweeping for the areas immediately surrounding the First Aid Facilities; and

(iii)        generally keeping the First Aid Facilities in good order and condition.

(b)           N-Ovation shall maintain and repair the First Aid Facilities in a good and workmanlike manner, and prior to the end of each Usage Period, N-Ovation shall perform any required maintenance so as to cause the First Aid Facilities to be returned to the same condition that such First Aid Facilities were in upon commencement of such Usage Period, ordinary wear and tear excepted.

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ARTICLE VIII
GENERAL TERMS AND CONDITIONS

8.01           Term. The term of the License granted under this Agreement (the “Term”) shall be effective as of the “Commencement Date,” as defined in the Lease Agreement and, unless sooner terminated as provided herein, shall continue for a period ending on the first date on which N-Ovation ceases for any reason to continue to operate the Water Park in accordance with the Lease Agreement.

8.02           Termination.

(a)           The Licenses granted under this Agreement may, at Mountain Creek’s election, be terminated immediately (i) if N-Ovation is in default under the Lease Agreement (subject to any applicable cure periods) or (ii) if for any reason the Lease Agreement has been terminated or otherwise is not in full force and effect. In addition, if N-Ovation fails to perform any of its agreements or obligations under this Agreement, Mountain Creek may give notice in writing to N-Ovation of such failure, and if N-Ovation does not cure such failure to the satisfaction of Mountain Creek within thirty (30) days from the date Mountain Creek gives such notice to N-Ovation, the Licenses granted under this Agreement may, at Mountain Creek’s election, be terminated.

(b)           In the event of the expiration of the Term or the termination pursuant to the provisions of Section 8.02(a) of the Licenses granted under this Agreement, N-Ovation shall immediately cease any use of the Day Skier Parking Lots, The Ticket Sales Facilities, the Food Preparation and Storage Facilities, the Administrative Office Facilities and the Corporate Picnic Facilities; on the condition that N-Ovation shall have a reasonable period of time to remove any of N-Ovation’s equipment or personal property located within such facilities.

8.03           Insurance. N-Ovation shall maintain, at its sole cost and expense, the following insurance, in the amounts specified below in connection with N-Ovation’s use and enjoyment of the Licenses granted by this License Agreement:

(a)           during the course of any construction or maintenance activities by N-Ovation pursuant to the terms of this License Agreement, worker’s compensation insurance covering all persons employed by N-Ovation during the course of such construction activities; and

(b)           commercial general liability insurance, with a primary limit of at least $10,000,000 per person and $10,000,000 per occurrence:

(i)          premises, operations, personal injury, contractual liability, products/completed operations hazard and broad form property damage coverages; and

(ii)         provisions for severability of interest.

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8.04          Release and Indemnity.

(a)           Release. To the fullest extent permitted by law, N-Ovation hereby releases Mountain Creek, and its directors, officers, employees and agents (collectively the “Relevant Persons” and each, individually, a “Relevant Person”) from any liability for, and no Relevant Person shall be liable in any manner to N-Ovation or any other person claiming through N-Ovation for, any death, injury, loss, damage, cost or expense of any nature whatsoever resulting from N-Ovation’s use of any real property pursuant to the Licenses hereunder, except to the extent that the same results from the gross negligence or willful misconduct of the Relevant Person.

(b)           Indemnity. N-Ovation shall indemnify, defend and hold harmless each Relevant Person from any claim, suit, proceeding, loss, damage, cost or expense, including, without limitation, attorneys’ fees and consultants’ fees, asserted against or incurred by the Relevant Person as a result of or in connection N-Ovation’s failure to perform or observe any obligation or condition to be performed or observed by N-Ovation under this Agreement.

8.05          Mountain Creek’s Reservations. Mountain Creek reserves the right to use any real property subject to the Licenses for any purpose that does not unreasonably interfere with the use and enjoyment of the Licenses by N-Ovation hereunder. In addition to, and notwithstanding the limitation on Mountain Creek’s rights set forth above, Mountain Creek reserves the right to alter any improvements located within the real property subject to the Licenses and to construct any additional improvements within the real property subject to the Licenses. Except as otherwise expressly provided herein, Mountain Creek reserves the right to relocate elsewhere on the Overall Resort Property or on the other property in close proximity to the Overall Resort Property any of the Licenses provided for herein so long as such new location does not deprive N-Ovation of the practical benefit of the License(s).

8.06          Notices.

(a)           Written Notice; Delivery and Addresses. Any notice to be given by any party to the other in connection with this License Agreement shall be in writing and delivered by registered or certified mail, overnight courier, telecopy, telegram or hand delivered to the address of the party to whom notice is being given as set forth below.

if to N-Ovation:

N-Ovation Park Management, Inc.

50 North Laura Street, Suite 2600

Jacksonville, Florida 32202

Attention: Nathan Goldman

Telephone No.: 904-356-2532

Fax No.: 904-356-2596

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if to Mountain Creek:

Mountain Creek Resort, Inc.

200 Route 94

Vernon, New Jersey 07462

Attention: Charles Blier

Telephone No.: 973-827-3900

Fax No.: (973) 209-3363

with a copy to:

Jacobs Chase Frick Kleinkopf & Kelley LLC

1050 Seventeenth Street, Suite 1500

Denver, CO 80265

Attention: Steven M. Cohen

Telephone No.: 303-892-4454

Fax No.: 303-685-4869

(b)           Receipt of Notices. Any notice sent by registered or certified mail will be deemed to have been received three business days following the date of mailing (provided that at such time no postal strike is in progress or has been publicly announced). Any notice sent by overnight courier will be deemed to have been received one business day following the date of delivery to the overnight courier. Any notice sent in any other manner stipulated in this Section 8.06 will be deemed to have been received on the day it is sent.

(c)           Change of Address. Any party may change its address for notice by advising the other party in writing of such change, and until the other party is so advised, it will be entitled to continue sending notices to the last address it is advised of in writing.

8.7             Enforcement of Obligations. If either Mountain Creek or N-Ovation shall fail to comply with any agreement, covenant or obligation contained in this License Agreement, the other party shall have full power and authority to enforce compliance in any manner provided for by law or in equity, including, without limitation, (a) an action for damages, or (b) an action to enjoin any violation or specifically enforce the provisions hereof.

8.8             Regulations. Without limiting the reserved rights of Mountain Creek to regulate the use of any Licenses created herein, but rather in addition to such rights, Mountain Creek expressly reserves the right to regulate any and all of the Licenses created hereunder in a manner that is compatible with, and in furtherance of, the operation of the Ski Area and the real estate development plans of Mountain Creek. Any such regulations shall be reasonable, shall take into account the respective interests of both Mountain Creek and N-Ovation, may be amended from time to time, and the use of the Licenses by N-Ovation shall be subject to such regulations.

8.9             Parties Approval. If a party having the right to approve or consent (the “Approving Party”) to any document or proposed action hereunder neither approves nor denies such a request for such approval or consent for a period of 30 days after written request therefore is received by the Approving Party, such failure shall be considered to be the legal equivalent of

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express approval or consent, as the case may be, and the Approving Party shall be legally bound thereby for all purposes thereafter.

8.10          Miscellaneous.

(a)           Successors and Assigns. This Agreement shall inure to the benefit of N-Ovation, its successors and assigns. The parties shall be permitted to assign this Agreement only to the same parties and in conjunction with an assignment of the Water Park Lease.

(b)           Mutual Cooperation. The provisions hereof are intended by the parties to reasonably accommodate the interests of both Mountain Creek and N-Ovation. Whenever the approval, consent or determination of one or the other of the parties is provided for herein with respect to any matter, such approval or determination shall not be unreasonably withheld or delayed.  In addition, to the extent N-Ovation is limited under any of the Licenses hereunder to usages of certain facilities only during the Usage Periods, from time to time and on a case-by-case basis, subject to Mountain Creek’s prior consent, Mountain Creek shall reasonably cooperate with N-Ovation to the extent N-Ovation requires use of the facilities subject to this Lease in connection with N-Ovation’s operation of the Water Park at other times other than the Usage Period.

(c)           Limitation of Use of License. It is the intention of the parties that at all times hereunder, the Licenses herein be, and they are hereby, limited and confined to those areas actually developed for the uses contemplated herein, and that at no time will any party hereto contend that such Licenses extend to areas improved with buildings or structures or other areas not suitable for the expressed purposes set out hereinabove for such Licenses. Further, N-Ovation, at its expense, shall provide such instruments as may be reasonably requested by Mountain Creek to accommodate any request from any of its lenders or its principals as to the limits and extent of the Licenses hereunder.

(d)           Amendments. Mountain Creek and N-Ovation may modify this License Agreement only by a written amendment signed by both Mountain Creek and N-Ovation.

(e)           Captions. The captions appearing in this License Agreement have been inserted, as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this License Agreement or any of its provisions.

(f)            Governing Law. This License Agreement shall be construed in accordance with and governed by the laws of the State of New Jersey.

(g)           Partial Invalidity. If for any reason whatsoever, any term, obligation or condition of this License Agreement, or the application thereof to any person or circumstance, is to any extent held or rendered invalid, unenforceable or illegal, then such term, obligation or condition:

(i)          shall be deemed to be Independent of the remainder of the License Agreement and to be severable and divisible therefrom, and its invalidity, unenforceability or illegality shall not affect, impair or invalidate the remainder of the License Agreement or any part thereof; and

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(ii)         the remainder of the License Agreement not affected, impaired or invalidated will continue to be applicable and enforceable to the fullest extent permitted by law against any person and circumstance other than those as to which it has been held or rendered invalid, unenforceable and illegal.

(h)               Attorneys’ Fees. Notwithstanding anything to the contrary contained in this License Agreement, if either party institutes legal proceedings against the other with respect to this License Agreement, or the use, enjoyment, operation or condition of any License, the nonprevailing party shall pay to the prevailing party an amount equal to all attorneys’ fees and disbursements and all other costs and expenses incurred by the prevailing party in connection therewith.

(i)                Mediation.

(i)          When Used. The process of mediation as herein set forth shall be used when any controversy arises as to the construction or compliance with any provisions of this License Agreement. All parties shall, in good faith, attempt to resolve any controversy by mediation prior to instituting any action in a court of law or equity.

(ii)         Procedure. Any party to a controversy subject to mediation hereunder may institute mediation proceedings upon written notice delivered to the other parties in person or by certified mail, which shall reasonably identify the subject of the controversy. Within fifteen (15) days from receipt of such notice, the parties shall select a mediator or in the event the parties cannot agree on a mediator, each party shall name and appoint one mediator. If any party fails to appoint a mediator within such period, the mediator shall be the mediator appointed by the party having timely made such appointment. The two appointed mediators shall then appoint a mediator who will mediate the controversy between the parties. The mediator shall select the time and place for hearing the controversy and shall notify the parties of such time and place by written notice delivered in person or by certified mail at least five (5) days prior to the proceeding. The proceeding shall be conducted by the mediator and conducted according to the mediation rules of the American Arbitration Association, except where they are specifically overridden by or contradict the laws of the State of New Jersey.

(iii)        Decision. Any resolution resolved by mediation shall be in writing, signed by all parties and shall be binding on all parties and enforceable in any court of competent jurisdiction. The fees for the mediator and costs and expenses incurred by the mediator shall be paid equally by the parties. Each party shall be responsible for its own attorney’s fees and costs.

(j)                No Recording. This License may not be recorded.

(k)               Subordination, Non-Disturbance and Attornment. This Agreement is and shall be subject and subordinate to all ground and underlying leases, all mortgages, deeds of trust or other encumbrances, and any and all renewals, extensions, modifications, consolidations and replacements of any or all of the foregoing, now or hereafter affecting all or any portion of the premises subject to this Agreement, provided, however, that as a condition of any such

14

subordination, the mortgagee, transferee, purchaser, lessor or beneficiary shall agree that N-Ovation’s use of the premises subject to this Agreement shall not be disturbed, nor shall its obligations be enlarged or its rights abridged. Without diminishing any other rights of N-Ovation provided for elsewhere herein or in the Water Park Lease (for example, any termination rights that have expressly been granted to N-Ovation herein or in the Water Park Lease), in the event any proceedings are brought for default under any ground or underlying lease or for the foreclosure of any mortgage, deed of trust or other encumbrance to which this Agreement is subject and subordinate, N-Ovation shall, upon request of the party succeeding to the interest of Mountain Creek as a result of such proceedings, automatically attorn to and become the tenant of such successor in interest without change in the terms of this Agreement. N-Ovation shall, on request by, and without cost to Mountain Creek or such successor in interest, execute and promptly deliver any instruments confirming such attornment.

[The remainder of this page is intentionally left blank]

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Executed to be effective as of the date first set forth above.

MOUNTAIN CREEK:

Mountain Creek Resort, Inc., a New Jersey
corporation

By:
Name:
Its:

N-OVATION

N-Ovation Park Management, IDC., a Delaware
corporation

By:
Name:
Title:

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EXHIBIT A

(Attached to and forming a part of License Agreement

between Mountain Creek Resort, Inc. and

N-Ovation Park Management, Inc.)

DRAWING SHOWING THE WATER PARK PROPERTY

EXHIBIT B

(Attached to and forming a part of License Agreement

between Mountain Creek Resort, Inc. and

N-Ovation Park Management, Inc.)

DRAWING SHOWING THE GENERAL LOCATION OF CERTAIN OF
THE SHARED FACILITIES

Exhibit C

Definitions

“Affiliate(s)” means: (a) any person which, directly or indirectly, is in control of, is controlled by or is under common control with the party for whom an affiliate is being determined; (b) any person who is a director or officer of any person described in clause (a) above or of the party for whom an affiliate is being determined; or (c) any partner (general or limited), trustee, beneficiary, spouse, parent, child (including an adult child) or sibling or any person described in clause (a) above or of the party for whom an affiliate is being determined. For purposes hereof, control of a person means the power, direct or indirect, to: (i) vote 50% or more of the securities having ordinary voting power for the election of directors (or comparable positions) of such person; or (ii) direct or cause the direction of the management and policies of such person, whether by contract or otherwise and either alone or in conjunction with others.

“Alfa” has the meaning set forth in the Recitals.

“Base Rent” has the meaning set forth in Section 5.1.

“Commencement Date” has the meaning set forth in Section 4.1.

“Confidential Information” has the meaning set forth in Section 29.1.

“EBITDA” means, for any period, earnings of a company before interest, taxes, depreciation and amortization, calculated in accordance with generally accepted accounting principals, which is commonly referred to as “net operating income.”  For purposes of this Lease, the calculation of EBITDA shall exclude all expenses that are overhead allocations from Tenant’s corporate office that are not directly related to the Water Park operations; provided that direct costs for travel expenses by corporate office personnel, up to a maximum of $25,000 per year, shall not be excluded from such calculation of EBITDA.

“Environmental Laws” means all applicable Laws which impose any obligations relating to the protection, conversation or restoration of the natural environment or relating to the storage, use or manufacture of Hazardous Materials or the release of Hazardous Materials into the environment.

“Financial Information” has the meaning set forth in Section 7.9.

“Force Majeure Event” has the meaning set forth in Section 30.6.

“Gross Revenues” means the entire amount of the receipts, for cash, credit, or otherwise, of all sales and services, and all other receivables whatsoever (but not including aged receivables that are more than 90 days late) of all of Tenant’s business conducted at, in, upon, or from the Water Park Property or Shared Facilities, including, without limiting the generality of the foregoing, receipts and receivables in respect of any sale effected by Tenant or Landlord in

1

respect of such business, which amount shall be net of the following: goods and services tax, any discounts granted to wholesalers, and any commissions paid by Tenant to third parties that are not employees or independent sales representatives of Tenant). There also shall not be included in Gross Revenues any sums shown separately from the price and collected and paid out for any direct retail sales tax imposed pursuant to any applicable Laws.

“Hazardous Materials” means any explosives, radioactive substance, ureaformaldehyde foam insulation, asbestos, chlorobiphenyls, pollutants, contaminants, hazardous, corrosive or toxic substances, special waste or waste of any kind, including any substance the storage, manufacture, disposal, treatment, generation, use, transport, remediation or released into the environment of which is prohibited, controlled, regulated or licensed by any federal, provincial or municipal authority having jurisdiction over the Water Park.

“Improvement Extension Term” has the meaning set forth in Section 4.3.

“Improvements” has the meaning set forth in the Recitals to this Lease.

“Kelley Lease” has the meaning set forth in the Recitals to this Lease.

“Landlord” means Mountain Creek Resort, Inc, a New Jersey corporation.

“Landlord Indemnified Parties” has the meaning set forth in Section 15.1.

“Laws” means all statutes, laws, regulations, by-laws, building codes, orders, permits and requirements of any federal, provincial, municipal or other public authority (including the Workers’ Compensation Board) having jurisdiction at any time and from time to time in force.

“Lease” means this instrument, as amended from time to time.

“Legal Requirements” has the meaning set forth in Section 10.3.

“Overall Resort Property” has the meaning set forth in the Recitals to this Lease.

“Real Estate Taxes” has the meaning set forth in Section 14.1.

“Real Property” means the property depicted on Exhibit A hereto.

“Rent” has the meaning set forth in Section 5.

“Shared Facilities” means the property described in the Shared Facilities License Agreement.

“Shared Facilities License Agreement” has the meaning set forth in the Recitals to this Lease.

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“Ski Operation Property” means that portion of the Overall Resort Property that is used for the ski operations of Landlord known as “Mountain Creek.”

“Survey” has the meaning set forth in Section 6.2.

“Targeted Development” has the meaning set forth in Section 22.2.

“Tax Returns” means any return, declaration, report, claim for refund, or information return statement relating to taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Tenant” means N-Ovation Park Management, Inc., a Delaware corporation.

“Tenant Financial Statements” has the meaning set forth in Section 8.5.

“Tenant Improvements” has the meaning set forth in Section 13.1.

“Tenant Indemnified Parties” has the meaning set forth in Section 15.2.

“Tenant’s Proportionate Share” has the meaning set forth in Section 14.2.

“Term” means the term of this Lease set out in Section 4.1 including any extension term(s) if Tenant exercises its option to extend this Lease for such extension term(s).

“Title Commitment” has the meaning set forth in Section 6.1.

“Title Company” has the meaning set forth in Section 6.2.

“Title Policy” has the meaning set forth in Section 6.1.

“Water Park” has the meaning set forth in the Recitals to this Lease.

“Water Park Agreements” has the meaning set forth in Section 7.17.

“Water Park Property” has the meaning set forth in the Recitals to this Lease.

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EXHIBIT D TO LEASE AGREEMENT DATED AS OF MAY 15, 2001

BY AND BETWEEN MOUNTAIN CREEK RESORT, INC.

AND N-OVATION PARK MANAGEMENT, INC.

EMPLOYEE SHARING AGREEMENT

THIS EMPLOYEE SHARING AGREEMENT (this “Agreement”), effective as of May 15, 2001, is between MOUNTAIN CREEK RESORT, INC., a New Jersey corporation (“Mountain Creek”) and N-OVATION PARK MANAGEMENT, INC., a Delaware corporation (the “Park Manager”).

RECITALS

A.              Mountain Creek owns and leases certain real property (the “Overall Resort Property”), located in the Town of Vernon, County of Sussex, State of New Jersey, at which Mountain Creek currently operates a ski resort, commonly referred to as “Mountain Creek,” and a water park, consisting of water rides and amusements, commonly known as “Water World” (the “Water Park”).

B.              Mountain Creek and the Park Manager have entered into a Lease Agreement (the “Lease Agreement”) pursuant to which the Park Manager is to operate the Water Park on the terms and conditions set forth therein.

C.              Many of the Overall Resort Property’s and the Water Park’s operations are complimentary.

D.              In conjunction with the services to be provided under the Lease Agreement, Mountain Creek and the Park Manager desire to share the services of certain Mountain Creek employees and the costs associated with those employees on the terms set forth herein.

AGREEMENT

In consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mountain Creek and the Park Manager agree as follows.

1.              Sharing of Employees.

a.            Definitions. As used herein, the following terms shall have the following meanings:

i.          “Employee,” individually, and “Employees,” collectively, mean(s) the individuals listed on the attached Exhibit A, and any other individuals agreed to in writing by Mountain Creek and the Park Manager.

Effective as of the date set forth above.

MOUNTAIN CREEK RESORT, INC., a
New Jersey corporation

By:
Name:
Title:
Date

N-OVATION PARK MANAGEMENT,
INC., a Delaware corporation

By:
Name:
Title:
Date:

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FIRST AMENDMENT TO LEASE AGREEMENT

This First Amendment to Lease Agreement (“Amendment”) dated November 15, 2001, is between Mountain Creek Resort, Inc., formerly known as Great Gorge Resort, Inc., a New Jersey corporation, with its principal place of business at 200 Route 94, Vernon, NJ 07462 (“Landlord”), and N-Ovation Park Management, Inc., a Delaware corporation, with its principal place of business at One West Adams Street, Suite 200, Jacksonville, FL 32202 (“Tenant”). Capitalized terms contained herein shall have the same meaning at that certain Lease Agreement between the Parties dated May 15, 2001.

WHEREAS, the Parties entered into a Lease Agreement on May 15, 2001;

WHEREAS, the Parties now desire to amend the Lease Agreement to extend the period in which the Tenant may terminate the Lease Agreement;

NOW THEREFORE, for adequate consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.             Pursuant to Section 30.8 of the Lease Agreement, the Parties expressly amend the Lease Agreement as set forth in this Amendment.

2.             Section 4.2 of the Lease Agreement is hereby deleted and replaced with the following Section:

4.2           Tenant’s Right to Terminate After First Season of Operation. Tenant shall have the right to terminate this Lease, in Tenant’s sole and absolute discretion, by delivering written notice of its desire to terminate to Landlord on or before November 30, 2001. Any such termination of this Lease pursuant to this Section 4.2 shall be effective as of December 31, 2001. In the event of such termination, Landlord shall reimburse to Tenant within (90) days after the effective date of such termination up to $500,000 of capital costs and mobilization expenses actually incurred by Tenant during the period prior to such termination. Any such reimbursement shall be conditioned on Tenant providing evidence reasonably substantiating such costs and expenses; provided that Landlord shall have no obligation to reimburse any single expenditure is excess of $50,000 unless Landlord was given at least 48 hours prior notice and an opportunity to review, discuss with Tenant and approve such expenditure, such approval not to be unreasonably withheld.

3.             All references in the Lease Agreement to termination of the Lease Agreement on November 15, 2001, including those in Section 4.2, 6, 6.1, and 26 are hereby amended by substituting November 30, 2001 for the November 15, 2001 date.

4.             This Agreement may be executed in several counterparts and transmitted by facsimile and if no executed and transmitted shall be for all purposes effective as if the parties had delivered an executed original document.

LANDLORD:		TENANT:

MOUNTAIN CREEK RESORT, INC.,		N-OVATION PARK
MANAGEMENT,
a New Jersey corporation		INC., a Delaware corporation

By:	/s/ Charles Blier	By:	/s/ NATHAN GOLDMAN
Its:	VICE PRESIDENT &	Its:	Executive Vice President
GENERAL MANAGER

SECOND AMENDMENT TO LEASE AGREEMENT

This Second Amendment to Lease Agreement (“Amendment”) dated November 30, 2001, is between Mountain Creek Resort, Inc., formerly known as Great Gorge Resort, Inc., a New Jersey corporation, with the principal place of business at 200 Route 94, Vernon, NJ 0762 (“Landlord”) and N-Ovation Park Management, Inc., a Delaware corporation, with its principal place of business at One West Adams Street, Suite 200, Jacksonville, FL 32202 (“Tenant”). Tenant is a direct wholly-owned subsidiary of Alfa SmartParks, Inc., a Delaware corporation (“Alfa”) Capitalized terms contained herein shall have the same meaning as that certain Lease Agreement between the Parties dated May 15, 2001.

WHEREAS, the Parties entered into a Lease Agreement on May 15, 2001;

WHEREAS, the Parties new desire to amend the Lease Agreement to extend the period in which the Tenant may terminate the Lease Agreement;

NOW THEREFORE, for adequate consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.             Pursuant to Section 30.8 of the Lease Agreement, the Parties expressly amend the Lease Agreement as set forth in this Amendment.

2.             Section 4.2 of the Lease Agreement is hereby deleted and replaced with the following Section:

4.2           Tenant’s Right to Terminate After First season of Operation. Tenant shall have the right to terminate this Lease, in Tenant’s sole and absolute discretion, by delivering written notice of its desire to terminate to Landlord on or before December 20, 2001. Any such termination of this Lease pursuant to this Section 4.2 shall be effective as of December 31, 2001. In the event of such termination, Landlord shall reimburse to Tenant within ninety (90) days after the effective date of such termination up to $500,000 of capital costs and mobilization expenses actually incurred by Tenant during the period prior to such termination. Any such reimbursement shall be conditioned on Tenant providing evidence reasonably substantiating such costs and expenses; provided that Landlord shall have no obligation to reimburse any single expenditure in excess of $50,000 unless Landlord was given at least 48 hours prior notice and an opportunity to review, discuss with Tenant and approve such expenditure, such approval not to be unreasonably withheld.

3.             All references in the Lease Agreement to termination of the Lease Agreement on November 15, 2001, including those in Sections 4.2, 6, 6.1 and 2.6 are hereby amended by substituting December 20, 2001 for the November 15, 2001 date.

4.             This Agreement may be executed in several counterparts and transmitted by facsimile and if so executed and transmitted shall be for all purposes effective as if the parties had delivered an executed original document.

LANDLORD		TENANT:

MOUNTAIN CREEK RESORT, INC.,		N-OVATION PARK
MANAGEMENT,
a New Jersey corporation		INC., a Delaware corporation

By:	/s/ Charles Blier	By:
Its:	VICE PRESIDENT & GENERAL MANAGER	Its:

THIRD AMENDMENT TO LEASE AGREEMENT

This Third Amendment to Lease Agreement (“Amendment”) dated as of March 1, 2002, is between Mountain Creek Resort, Inc., formerly known as Great Gorge Resort, Inc., a New Jersey corporation, with its principal place of business at 200 Route 94, Vernon, NJ 07462 (“Landlord”), and N-Ovation Park Management, Inc., a Delaware corporation, with its principal place of business at One West Adams Street, Suite 200, Jacksonville, FL 32202 (“Tenant”). Tenant is a direct wholly-owned subsidiary of Alfa SmartParks, Inc., a Delaware corporation (“Alfa”). Capitalized terms used but not defined herein shall have the same meaning given to such terms in that certain Lease Agreement between the Parties dated May 15, 2001, related to certain water park property at Mountain Creek Resort (the “Lease Agreement”).

WHEREAS, the Parties entered into the Lease Agreement on May 15, 2001;

WHEREAS, the Parties entered into a First Amendment to Lease Agreement on November 15, 2001 (the “First Amendment”);

WHEREAS, the Parties entered into a Second Amendment to Lease Agreement on November 30, 2001 (the “Second Amendment”); and

WHEREAS, the Parties now desire to amend the Lease Agreement to extend the period in which the Tenant may terminate the Lease Agreement and to terminate the First Amendment and the Second Amendment.

NOW THEREFORE, for adequate consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.             Amendment. Pursuant to Section 30.8 of the Lease Agreement, the Parties expressly amend the Lease Agreement as not such in this Amendment. The First Amendment and the Second Amendment are hereby terminated.

2.             Cost Participation for Improvements. To the extent Tenant makes or has made improvements (“Insurance Prompted Improvements”) to the Water Park Property as identified pursuant to the insurance report dated September 19, 2001, prepared by American Specialty (the “Report”), Landlord will reimburse Tenant $105,000 (the “Reimbursable Amount”) for such Insurance Prompted Improvements; provided, however, that Tenant shall make the Report available to Landlord for Landlord’s review. In addition, in the event the actual cost of the perimeter fence construction as set forth in the Report, the Reimbursable Amount shall be reduced by an amount equal to 50% of the difference between such actual cost and such estimated cost. Any reimbursement required to be made by Landlord pursuant to this Section 2 shall be paid by means of a credit against Tenant’s rent payment for the year 2002.

3.             Section 4.2 of the Lease Amendment. Section 4.2 of the Lease Agreement is hereby deleted and replaced with the following Section:

“4.2         Tenant’s right to Terminate After Second Season of Operation. Tenant shall have the right to terminate this Lease, in Tenant’s sole and absolute discretion, by delivering written notice of the desire to terminate to Landlord on or before November 16, 2002. Any such termination of this Lease pursuant to this Section 4.2 shall be effective as of December 31, 2002.”

4.             Lease Agreement. Except as specifically amended pursuant to this Amendment, all terms and conditions of the Lease Agreement remain in full force shall effect.

5.             Office Redemption. All redemption in the Lease Agreement to termination of the Lease Agreement on November 15, 2001 (without regard to the First Amendment and the Second Amendment including those in Section 6, 6.1, and [ILLEGIBLE] are hereby amended by substituting November 15, 2002 for the November 15, 2001 date.

6.             [ILLEGIBLE]. This Agreement may be executed in several [ILLEGIBLE] [ILLEGIBLE] by [ILLEGIBLE] and if no [ILLEGIBLE] and [ILLEGIBLE] shall be for all [ILLEGIBLE] [ILLEGIBLE] as of the parties had delivered an [ILLEGIBLE] original document.

LANDLORD:		TENANT:

MOUNTAIN GREEK RESORT, INC.,		N-OVATION PARK MANAGEMENT,
a New Jersey corporation		INC., a Delaware corporation

By:	/s/ Charles Blier	By:	/s/ NATHAN GOLDMAN
Its:	VICE PRESIDENT &	Its:	Executive Vice President
GENERAL MANAGER

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FOURTH AMENDMENT TO LEASE AGREEMENT

THIS FOURTH AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made and entered into as of the 5th day of July, 2002 (the “Effective Date”), by and between MOUNTAIN CREEK RESORT, INC., a New Jersey corporation (“Landlord”), N-OVATION PARK MANAGEMENT, INC., a Delaware corporation (“Tenant”), and FESTIVAL FUN PARKS, LLC, a Delaware limited liability company, dba PALACE ENTERTAINMENT (“Palace”), with reference to the following facts:

A.            WHEREAS, Landlord, as landlord, and Tenant, as tenant, entered into that certain Lease Agreement dated May 15, 2001 (as amended from time-to-time, the “Lease”), demising certain real property more particularly described therein (the “Real Property”) to Tenant;

B.             WHEREAS, the Lease was amended by Landlord and Tenant pursuant to the following agreements: (i) that certain First Amendment to Lease Agreement dated as of November 15, 2001, (ii) that certain Second Amendment to Lease Agreement dated as of November 30, 2001, and (iii) that certain Third Amendment to Lease Agreement dated as of March 1, 2002;

C.             WHEREAS, Landlord and Tenant desire to further amend the Lease pursuant to the terms and conditions of this Amendment; and

D.             WHEREAS, Palace and Alfa Smartparks, Inc, a Delaware corporation (“Alfa”), Alfa Alfa America, Inc., a Delaware corporation (“AAA”), and Alfa Alfa Holdings, S.A., a Greek corporation (“Holdings”) (collectively, “Sellers”), entered into that certain Stock Purchase Agreement, dated as of May 30, 2002 (the “Stock Purchase Agreement”), pursuant to which Sellers will transfer, or cause to be transferred, to Palace, on or about the Effective Date, all of Tenant’s interest in and to the Lease.

NOW THEREFORE, in consideration of the foregoing recitals, the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.              Definitions. All capitalized terms used in this Amendment which are not defined herein shall have the same meanings ascribed to such terms in the Lease.

2.              Representation and Warranty of Landlord and Tenant. Landlord and Tenant hereby represent and warrant to Palace that, immediately prior to the Effective Date, Tenant was the duly acting “Tenant” under the Lease and enjoyed the rights and benefits and performed the duties and obligations of “Tenant” under the Lease.

3.              Assignment. Tenant hereby assigns and transfers to Palace all of its right, title and interest in and to the Lease (as amended hereby), and Tenant conveys, assigns and transfers to Palace all of its right, title and interest in and to any and all buildings, improvements and appurtenances located on the Water Park Property (“Improvements”), all effective as of the Effective Date.

4.              Assumption. Palace hereby assumes, effective as of the Effective Date, all of Tenant’s right, title and interest under the Lease and all obligations of Tenant as the tenant under the Lease to be performed under the Lease from and after the Effective Date, and agrees to be bound by and perform all of the covenants, duties and obligations to be performed by the tenant under the Lease from and after the Effective Date. Notwithstanding the foregoing, as between Palace and Tenant, Palace shall have no obligation, liability or responsibility whatsoever for any liability, cost, expense or obligation of Tenant under the Lease which is attributable to any period prior to the Effective Date.

5.              Consent to Assignment of Lease and Conveyance of Improvements. Notwithstanding anything to the contrary contained in the Lease, Landlord (i) hereby consents to the assignment of the Lease by Tenant to Palace and the transfer of Tenant’s right, title and interest in and to the Lease, and (ii) further consents to the conveyance, assignment and transfer of Tenant’s right, title and interest in and to the Improvements by Tenant to Palace pursuant to the terms and conditions of this Amendment. Landlord hereby agrees to recognize Palace or such designated entity, as the case may be, from and after the Effective Date, as “Tenant” under the Lease.

6.              Indemnification by Tenant. Tenant for itself, its (past and present) officers, directors, shareholders, attorneys, legal representatives, and constituent parent, subsidiary and affiliate corporations and each of their past and present partners, officers, agents and employees, and each of their successors and assigns (collectively, the “Tenant Parties”) hereby agrees to indemnify, defend and hold harmless Palace and the Palace Parties (as defined below) from and against any and all claims, demands, obligations, duties, liabilities, damages, expenses, indebtedness, debts, breaches of contract, duty or relationship, acts, omissions, misfeasance, malfeasance, causes of action, sums of money, accounts, compensation, contracts, controversies, promises, damages, costs, losses and remedies therefor, causes of action, rights of indemnity or liability of any type, kind, nature, description or character whatsoever, and irrespective of how, why or by reason of what facts, whether known or unknown, whether heretofore now existing or hereafter arising, whether liquidated or unliquidated related to the Lease and/or the Water Park Property (collectively, “Claims”) which Palace or the Palace Parties may incur or which may be asserted against Palace or the Palace Parties by reason of any alleged obligation, undertaking or omission of Tenant as “Tenant” under the Lease, which Claims arise or arose from events occurring prior to the Effective Date.

7.              Indemnification by Palace. Palace for itself, its (past and present) officers, directors, shareholders, attorneys, legal representatives, and constituent parents, subsidiaries and affiliates and each of their past and present partners, officers, agents and employees, and each of their successors and assigns (collectively, the “Palace Parties”)

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hereby agrees to indemnify, defend and hold harmless Tenant and the Tenant Parties (as defined above) from and against any and all Claims which Tenant or the Tenant Parties may incur or which may be asserted against Tenant or the Tenant Parties by reason of any alleged obligation, undertaking or omission of Palace as the successor “Tenant” under the Lease, which Claims arise or arose from events occurring from and after the Effective Date.

8.             Notice and Identity of Leasehold Mortgagee.  For purposes of notice pursuant to the Lease the address of Tenant shall be:

c/o Festival Fun Parks, LLC

d/b/a Palace Entertainment

18300 Von Karman, Suite 900

Irvine, California 92612

Attn:   Gary Fitzpatrick, Esq.,

           General Counsel

with a copy to:                      Paul, Hastings, Janofsky & Walker LLP

555 South Flower Street, 23rd Floor

Los Angeles, California 90071-2371

Attention: Robert A. Miller, Jr., Esq.

9.             Delivery of Subordination or Non-Disturbance Agreement. Landlord hereby represents and warrants that no person or entity has any mortgage, deed of trust or any other hypothecation for security upon the Property as of the date of this Amendment.

10.           Intentionally Omitted.

11.           Attorneys’ Fees. If any dispute should arise between the parties hereto regarding the terms or subject matter of this Amendment or the enforcement or breach of such terms, then the party prevailing in such dispute, whether by out-of-court settlement or final judicial determination, shall be entitled to recover from the non-prevailing party all costs and expenses of such dispute incurred by such prevailing party, including, without limitation, reasonable attorneys’ fees.

12.           Construction; Reaffirmation. Except as expressly amended hereby, all of the terms and conditions of the Lease shall remain unmodified and in full force and effect. In the event of a conflict between the terms and conditions of the Lease and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall govern and prevail. The Lease, as amended by this Amendment, is hereby reaffirmed.

13.           Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, together, shall

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constitute one and the same instrument, binding on the parties hereto. The signature of any party hereto to any counterpart hereof shall be deemed a signature to, and may be appended to, ay other counterpart hereof. Facsimile signatures shall be fully binding and effective for all purposes as if they were original signatures.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment on the date first above written.

“TENANT”

N-OVATION PARK MANAGEMENT, INC.,
a Delaware corporation

By:	/s/ Nathan D. Goldman
Name:	Nathan D. Goldman
Title:	President

“PALACE”

FESTIVAL FUN PARKS, LLC,
a Delaware limited liability company dba PALACE ENTERTAINMENT

By:	/s/ Gary Fitzpatrick
Name:	Gary Fitzpatrick
Title:	VP Executive Counsel

“LANDLORD”

MOUNTAIN CREEK RESORT, INC.,
a New Jersey corporation

By:	/s/ Charles Blier
Name:	CHARLES BLIER
Title:	VICE PRESIDENT &
GENERAL MANAGER